                                                           DRAFT 7/22/96




                           UCFC FUNDING CORPORATION,
                                 as Depositor,

               UNITED COMPANIES LENDING CORPORATION(Registered),
                                  as Servicer



                                      and


                              [               ],
                                  as Trustee



                            -----------------------

                        POOLING AND SERVICING AGREEMENT

                          Dated as of         1, 1996

                            ----------------------


            Manufactured Housing Contract Pass-Through Certificates

                                Series 1996-__




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                                TABLE OF CONTENTS

                                                                        Page

                                   ARTICLE I

                                  Definitions

  Section 1.01.  Definitions..............................................  1
  Section 1.02.  Interest Calculations....................................  1

                                  ARTICLE II

                           Conveyance of Contracts;
                      Original Issuance of Certificates;
                                 Tax Treatment

  Section 2.01.  Conveyance of Contracts..................................  2
  Section 2.02.  Acceptance by Trustee....................................  2
  Section 2.03.  Representations and Warranties
                 Regarding the Depositor and the
                 Servicer.................................................  4
  Section 2.04.  Representations and Warranties of the
                 Originator Regarding the Mortgage
                 Loans....................................................  8
  Section 2.05.  Sale and Conveyance of the Subsequent
                 Contracts................................................  8
  Section 2.06.  Execution and Authentication of
                 Certificates............................................. 10
  Section 2.07.  Certain Designations..................................... 10
  Section 2.08.  Tax Returns and Reports to Certificate-
                 holders.................................................. 11
  Section 2.09.  Tax Matters Person....................................... 11
  Section 2.10.  REMIC Related Covenants.................................. 11

                                  ARTICLE III

                         Administration and Servicing
                                 of Contracts

  Section 3.01.  The Servicer............................................. 14
  Section 3.02.  Subservicing............................................. 15
  Section 3.03.  Collection Account....................................... 17
  Section 3.04.  Withdrawals from the Collection
                 Account.................................................. 20
  Section 3.05.  Enforcement.............................................. 22
  Section 3.06.  Trustee to Cooperate..................................... 23
  Section 3.07.  Maintenance of Insurance................................. 23
  Section 3.08.  Repossession............................................. 25
  Section 3.09.  Retitling; Security Interests............................ 26

  Section 3.10.  Servicing Compensation................................... 27




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                                                                          Page



 Section 3.11.  Annual Statement as to Compliance......................... 28
 Section 3.12.  Annual Servicing Report................................... 28
 Section 3.13.  Reports of Foreclosures and
                Abandonments of Mortgaged Property,
                Returns Relating to Mortgage Interest
                Received from Individuals and Returns
                Relating to Cancellation of
                Indebtedness.............................................. 28
 Section 3.14.  Advances by the Servicer.................................. 29

                                  ARTICLE IV

          Perfection of Transfer and Protection of Security Interests

 Section 4.01.  Custody of Contracts...................................... 30
 Section 4.02.  Filings................................................... 31
 Section 4.03.  Name Change or Relocation................................. 31
 Section 4.04.  Chief Executive Office.................................... 32
 Section 4.05.  Costs and Expenses........................................ 32

                                   ARTICLE V

         Certain Accounts, Payments [and Certificate Insurance Policy]

 Section 5.01.  Establishment of Accounts; Permitted
                Withdrawals............................................... 33
 Section 5.02.  Distributions............................................. 34
 Section 5.03.  Statements................................................ 34
 Section 5.04.  Investment of Accounts.................................... 35
 [Section 5.05. Certificate Insurance Policy.............................. 36

                                  ARTICLE VI

                               The Certificates

 Section 6.01.  The Certificates.......................................... 38
 Section 6.02.  Registration of Transfer and Exchange
                of Certificates........................................... 40
 Section 6.03.  Mutilated, Destroyed, Lost or Stolen
                Certificates.............................................. 42

 Section 6.04.  Persons Deemed Owners..................................... 43
 Section 6.05.  Appointment of Paying Agent............................... 43





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                                                                       Page



                                  ARTICLE VII

                         The Depositor and the Servicer

 Section 7.01.  Liability of the Depositor and the Servicer............... 45
 Section 7.02.  Merger or Consolidation of, or Assumption of the
                Obligations of, the Depositor or the Servicer............. 45
 Section 7.03.  Limitation on Liability of the Depositor, the
                Servicer and Others....................................... 45
 Section 7.04.  Servicer Not to Resign.................................... 46
 Section 7.05.  Rights of the Depositor in Respect of the Servicer........ 47

                                 ARTICLE VIII

                             Servicer Termination

 Section 8.01.  Events of Default......................................... 49
 Section 8.02.  Trustee to Act; Appointment of Successor.................. 51
 Section 8.03.  Waiver of Defaults........................................ 53
 Section 8.04.  Notification to Certificateholders........................ 53
 [Section 8.05. Rights of the Certificate Insurer to Exercise Rights
                of Holders of Insured Certificates........................ 53
 [Section 8.06. Trustee To Act Solely with Consent of the Certificate
                Insurer................................................... 54
 [Section 8.07. Trust Held for Benefit of the Certificate Insurer......... 54
 [Section 8.08. Certificate Insurer Default............................... 55

                                  ARTICLE IX

                                  The Trustee

 Section 9.01.  Duties of Trustee......................................... 56
 Section 9.02.  Certain Matters Affecting the Trustee..................... 57
 Section 9.03.  Trustee Not Liable for Certificates or Contracts.......... 59
 Section 9.04.  Trustee May Own Certificates.............................. 59
 Section 9.05.  Servicer to Pay Trustee's Fees and Expenses............... 59
 Section 9.06.  Eligibility Requirements for Trustee...................... 60
 Section 9.07.  Resignation or Removal of Trustee......................... 60

 Section 9.08.  Successor Trustee......................................... 61




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                                                                          Page



 Section 9.09.  Merger or Consolidation of Trustee........................ 62
 Section 9.10.  Appointment of Co-Trustee or Separate Trustee............. 62
 Section 9.11.  Limitation of Liability................................... 64
 Section 9.12.  Trustee May Enforce Claims Without Possession of
                Certificates.............................................. 64
 Section 9.13.  Suits for Enforcement..................................... 64
 Section 9.14.  Obligor Claims............................................ 64
 Section 9.15.  Back-Up Servicer.......................................... 65

                                   ARTICLE X

                                  Termination

 Section 10.01.  Termination.............................................. 66
 Section 10.02.  Additional Termination Requirements...................... 67

                                  ARTICLE XI

                           Miscellaneous Provisions

 Section 11.01.  Amendment................................................ 69
 Section 11.02.  Limitation on Rights of Certificateholders............... 70
 Section 11.03.  Governing Law............................................ 71
 Section 11.04.  Notices.................................................. 71
 Section 11.05.  Severability of Provisions............................... 73
 Section 11.06.  Certificates Nonassessable and Fully Paid................ 73
 Section 11.07.  Counterparts............................................. 73
 Section 11.08.  Effect of Headings and Table of Contents................. 73
 Section 11.09   Exhibits................................................. 73



EXHIBIT A-  FORMS OF CERTIFICATES.....................................  A-1-1
EXHIBIT B - REPRESENTATIONS, WARRANTIES AND
            COVENANTS OF THE ORIGINATOR...............................  B-1
EXHIBIT C - SCHEDULE OF CONTRACTS.....................................  C-1
EXHIBIT D - DEFINITIONS...............................................  D-1
EXHIBIT E - PARAMETERS FOR SUBSEQUENT CONTRACTS.......................  E-1
EXHIBIT F - SERVICER'S CERTIFICATE REGARDING SUBSEQUENT CONTRACTS.....  F-1
EXHIBIT G - FORM OF TRANSFEREE LETTER.................................  G-1





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                                                                         Page



EXHIBIT H - TRANSFER AFFIDAVIT........................................  H-1
EXHIBIT I - FORM OF SUBSEQUENT TRANSFER
            AGREEMENT.................................................  I-1
EXHIBIT J - MONTHLY REPORT............................................  J-1




                                       v


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         This Pooling and Servicing Agreement, dated as of ________ 1, 1996, among UCFC Funding Corporation, as depositor (the "Depositor"), United Companies Lending Corporation(Registered), as servicer (the "Servicer") and _____________________, as trustee (the "Trustee").


                        W I T N E S S E T H   T H A T:

         In consideration of the mutual agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions


         Section 1.01. Definitions. For all purposes of this Agreement, capitalized terms used herein shall have the meanings specified in Exhibit B, unless the context otherwise requires. Unless otherwise specified in such Exhibit, references to Sections shall refer to Sections of the Pooling and Servicing Agreement.

         Section 1.02. Interest Calculations. All calculations of accrued interest shall be made on the basis of a 360-day year consisting of twelve 30-day months [;provided, however, that the Class Interest Amount for the Floating Rate Certificates shall be calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period].




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                                  ARTICLE II

                           Conveyance of Contracts;
                      Original Issuance of Certificates;
                                 Tax Treatment


         Section 2.01. Conveyance of Contracts. (a) The Depositor, concurrently with the execution and delivery of this Agreement, does hereby sell, transfer, assign, set over and otherwise convey, without recourse but subject to the terms of this Agreement, to the Trustee for the benefit of the Certificateholders, all of the Depositor's right, title and interest in and to each Contract (excluding the Subsequent Contracts), including without limitation, the security interests in the Manufactured Homes and any related Mortgages on Mortgaged Property securing such Contracts and [all principal received and interest accrued on such Contracts on and after the Cut-off Date] [all interest and principal received or receivable with respect to such Contracts after the Cut-off Date but not including payments of principal and interest due and payable on such Contracts on or before the Cut-off Date] and all other assets included or to be included in the Trust. In connection with such transfer and assignment, the Depositor hereby assigns to the Trustee all of the Depositor's right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Contract Sale Agreement, including without limitation, the Seller's rights with respect to the Originator's (i) delivery obligations, (ii) representations and warranties and (iii) cure, repurchase or substitution obligations under the Contract Purchase Agreement. [In addition, on or prior to the Closing Date, the Depositor shall cause the Certificate Insurer to deliver the Certificate Insurance Policy to the Trustee.]

         (b) Pursuant to Section 2.1(c) of the Contract Purchase Agreement, the Originator has agreed to take the actions specified in Part I of Exhibit D attached hereto.

         (c) It is the express intent of the parties hereto that the conveyance of the Contracts and all other assets constituting the Trust by the Depositor to the Trustee be, and be construed as, a sale of the Contracts and such other assets constituting the Trust by the Depositor and not a pledge by the Depositor to secure a debt or other obligation of the Depositor.

         Section 2.02. Acceptance by Trustee. (a) The Trustee hereby acknowledges its receipt of the assets of the Trust and declares that the Trustee holds and will hold such assets and all amounts received by it thereunder and hereunder in trust, upon the terms herein set forth, for the use and benefit of all present and future Certificateholders.




                                       2

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         (b) The Trustee agrees to execute and deliver on the Closing Date and on each Subsequent Transfer Date an acknowledgment of receipt of the items required to be delivered with respect to the Land-and-Home Contracts pursuant to Section (a)(A) of Part I of Exhibit D. The Trustee agrees, for the benefit of Certificateholders, (i) within 45 days after the Closing Date and (ii) the first anniversary of the Closing Date (or, with respect to any document delivered after the Closing Date pursuant to Part I of Exhibit D, within 45 days of receipt and with respect to any Subsequent Contract or Qualified Replacement Contract, within 45 days after the related Subsequent Cut-off Date or Replacement Cut-off Date) to review the Contract Files for such Land-and-Home Contracts to ascertain that all required documents set forth in paragraphs (i)

(v) of Section (a)(A) of Part I of Exhibit D have been executed and received, and that such documents have not been mutilated, damaged, torn or otherwise physically altered and relate to the Land-and-Home Contracts identified on the Schedule of Contracts or Schedule(s) of Subsequent Contracts and in so doing the Trustee may rely on the purported due execution and genuineness of any signature thereon. If within such applicable review period the Trustee finds any document constituting a part of a Contract File for a Land-and-Home Contract not to have been executed or received or to have been altered or to be unrelated to the Contracts identified in said Schedule of Contracts or Schedule of Subsequent Contracts or, if in the course of its review, the Trustee determines that such Contract File is otherwise defective in any material respect, the Trustee shall promptly upon the conclusion of its review notify [the Certificate Insurer] the Depositor and the Originator and the Originator shall have a period of 60 days after such notice within which to correct or cure any such defect.

         (c) The Trustee shall have no responsibility for reviewing any Contract File except as expressly provided in subsection (b) of this Section 2.02. Without limiting the effect of the preceding sentence, in reviewing any Contract File for a Landand-Home Contract pursuant to such subsection, the Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be, and, where applicable, that it purports to be recorded, but shall not be required to determine whether any Person executing any document is authorized to do so or whether any signature thereon is genuine.




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         Section 2.03. Representations and Warranties Regarding the Depositor
and the Servicer (a) The Depositor represents and warrants, as of the Closing Date and each Subsequent Transfer Date as follows:

                  (i) The Depositor is, and as of each Subsequent Transfer Date will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana. The Depositor has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted, to enter into and discharge its obligations under this Agreement and each Subsequent Transfer Agreement. The Depositor is, and as of each Subsequent Transfer Date will be, duly qualified to do business and is in good standing in each jurisdiction necessary to perform its obligations under this Agreement and each Subsequent Transfer Agreement.

                  (ii) The execution and delivery of this Agreement and each Subsequent Transfer Agreement by the Depositor and its performance and compliance with the terms of this Agreement and each Subsequent Transfer Agreement have been duly authorized by all necessary corporate action on the part of the Depositor and will not violate the Depositor's Articles of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, or result in a breach of, any material contract, agreement or other instrument to which the Depositor is a party or by which the Depositor is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Depositor or any of its properties.

                  (iii) Assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes, and each Subsequent Transfer Agreement will constitute, a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).





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                  (iv) The Depositor is not, and as of each Subsequent Transfer
         Date will not be, in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which is likely to have consequences that would materially and adversely affect the condition (financial or other) or operations of the Depositor or its properties or is likely to have consequences that would materially and adversely affect its performance hereunder or under any Subsequent Transfer Agreement.

                  (v) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor the consequences of which would prohibit its entering into this Agreement or any Subsequent Transfer Agreement or that would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or its properties or the consequences of which would materially and adversely affect its performance hereunder or thereunder.


                  (vi) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc., under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Depositor makes no such representation or warranty), that are necessary or advisable in connection with the purchase of the Contracts and the execution and delivery by the Depositor of this Agreement and each Subsequent Transfer Agreement, have been or will be duly taken, given or obtained, as the case may be, are or will be in full force and effect on the date hereof or thereof, as the case may be, are not subject to any pending proceeding or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize this Agreement and each Subsequent Transfer Agreement and the performance by the Depositor of its obligations hereunder or thereunder.

                  (vii) Immediately prior to the transfer and assignment contemplated by this Agreement and each Subsequent Transfer Agreement, the Depositor was or will be the sole owner of each Contract, subject to no liens, charges, mortgages, encumbrances or rights of others except liens which will be released simultaneously with such

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         transfer or assignment; and immediately upon the transfer and assignment contemplated by this Agreement and each Subsequent Transfer Agreement, the Trustee will hold good and indefeasible title to, and will be the sole owner of, each Contract subject to no liens, charges, mortgages, encumbrances or rights of others.

                  (viii) The assignment of all of the Depositor's right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Contract Sale Agreement is valid, enforceable and effective to permit the Trustee to enforce the obligations of the Originator under the Contract Purchase Agreement.

                  (b) The Servicer represents and warrants, as of the Closing Date and each Subsequent Transfer Date, as follows:

                  (i) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana, is in compliance with the laws of each state in which any Manufactured

         Home is located to the extent necessary to enable it to perform its obligations hereunder and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Servicer has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement. The Servicer has, on a consolidated basis with its top-tier parent, United Companies Financial Corporation, equity of at least $15,000,000, as determined in accordance with generally accepted accounting principles.

                  (ii) The execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Servicer and will not violate the Servicer's Articles of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Servicer is a party or by which the Servicer is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Servicer or any of its properties.

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                  (iii) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Servicer, enforceable against it in accordance with the terms hereof, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

                  (iv) The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which is likely to have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or its properties or is likely to have consequences that would materially and adversely affect its performance hereunder.

                  (v) No litigation is pending or, to the best of the Servicer's knowledge, threatened against the Servicer which litigation is likely to have consequences that would prohibit its entering into this Agreement or that would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or its properties or is likely to have consequences that would materially and adversely affect its performance hereunder.

                  (vi) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Servicer makes no such representation or warranty), that are necessary or advisable in connection with the execution and delivery by the Servicer of this Agreement, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the performance by the Servicer of its obligations under this Agreement.

         (c) The representations and warranties set forth in subsections (a) and
(b) above shall survive the sale and assignment of the Contracts to the Trust. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders [or the Certificate Insurer], the Person discovering such breach shall give prompt written notice to the other parties [and to the Certificate Insurer]. Within 30 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Trustee, such longer period specified in such consent, the Depositor or the Servicer, as applicable, shall cure such breach in all material respects.

         Section 2.04. Representations and Warranties of the Originator Regarding the Mortgage Loans. (a) The Originator has made representations and warranties with respect to the Contracts that are set forth in Part II of Exhibit D hereto.

         (b) The Originator has agreed to take the actions set forth in Part III of Exhibit D hereto with respect to breaches of the representations and warranties set forth in Part II of Exhibit D hereto.


         (c) It is understood and agreed that the representations and warranties set forth in Part II of Exhibit D and the covenants set forth in Part III of Exhibit D shall survive delivery of the respective Contracts to the Trustee and the termination of the rights and obligations of the Servicer pursuant to
Section 7.04 or 8.01.

         Section 2.05.  Sale and Conveyance of the Subsequent Contracts.
(a) Subject to the conditions set forth in paragraph (b) below, in consideration of the delivery on the related Subsequent Transfer Dates to or upon the order of the Depositor of all or a portion of the balance of funds in the Pre-Funding Account, the Depositor shall on any Subsequent Transfer Date sell, transfer, convey and assign, without recourse but subject to the obligations set forth herein, to the Trustee for the benefit of the Certificateholders, all right, title and interest of the Depositor in and to each Subsequent Contract listed on the Schedule of Subsequent Contracts delivered on such Subsequent Transfer
Date, including without limitation, the security interests in the Manufactured Homes and any related Mortgages on Mortgaged Properties securing such Subsequent Contracts and [all principal received and interest accrued on such Subsequent Contracts on and after the related Subsequent Cut-off Date][and all interest and principal received or receivable with respect to such Subsequent Contracts after the related Subsequent Cut-off Date but not including payments of principal and interest due and payable on such Subsequent Contracts on or before such Subsequent Cut-off Date]. The transfer by the Depositor of the Subsequent Contracts set forth on each Schedule of Subsequent Contracts shall be absolute and is intended by all parties hereto to be treated as a complete, absolute and final sale.

         The amount released from the Pre-Funding Account shall be one-hundred percent (100%) of the aggregate Cut-off Date Principal Balances of the Subsequent Contracts so transferred.


         (b) Each of the following conditions shall be satisfied on or prior to the related Subsequent Transfer Date:

                  (i) the Originator shall have provided the Trustee [, the Rating Agencies and the Certificate Insurer] with a timely Addition Notice and shall have provided any information reasonably requested [by any of the foregoing] with respect to the Subsequent Contracts;

                  (ii)  the Depositor shall have executed and delivered

         a Subsequent Transfer Agreement with all required schedules and exhibits;

                  (iii) the Originator shall have delivered to the Servicer for deposit in the Collection Account all collections in respect of the Subsequent Contracts received [on or] after the related Subsequent Cut-off Date other than amounts that were due and payable [prior to or] on such Subsequent Cut-off Date;

                  (iv) as of each Subsequent Transfer Date, none of the Depositor, the Seller or the Originator shall be insolvent, none of them will become insolvent by such transfer and none of them shall be aware of any pending insolvency;

                  (v) such purchase and sale of Subsequent Mortgage Loans will not result in a material adverse tax consequence to the Trust or the Holders of the Certificates;

                  (vi)  the Pre-Funding Period shall not have
         terminated;

                  (vii) the Depositor shall have delivered to the [Certificate Insurer,] the Rating Agencies and the Trustee opinions of counsel with respect to the transfer of the Subsequent Contracts substantially in the form of the opinions of counsel delivered to the [Certificate Insurer,] the Rating Agencies and the Trustee on the Closing Date;

                  (viii) the Subsequent Contracts shall satisfy the conditions set forth in Exhibit E hereto;

                   (ix) the Servicer shall have delivered to the Trustee a certificate substantially in the form of Exhibit F hereto; and

                  [(x) the Trustee shall have received written confirmation from each Rating Agency that the inclusion of such Subsequent Contracts in the Trust will not result in the withdrawal or downgrading of the then-current ratings assigned to the Offered Certificates].

         (c) In connection with the transfer and assignment of the Subsequent Contracts, the Originator has agreed to take the actions set forth in Part I of Exhibit D hereto and the Trustee shall take the actions applicable to it specified in Section 2.02, the Originator shall be deemed to have made the representations and warranties set forth in Part II of Exhibit D and shall take the action, if any, required under Part III of Exhibit D, in each case with respect to the Subsequent Contracts delivered on a Subsequent Transfer Date, except that references in said sections to Contracts, the Closing Date and the Cut-off Date shall refer to the applicable Subsequent Contracts, Subsequent Transfer Date and Subsequent Cut-off Date, respectively, except that references to one year from the Closing Date shall remain unchanged.

         Section 2.06. Execution and Authentication of Certificates. The Trustee on behalf of the Trust shall cause to be executed, authenticated and delivered on the Closing Date to or upon the order of the Depositor, concurrently with the sale, assignment and conveyance to the Trustee set forth in Section 2.01, Certificates in authorized denominations evidencing the ownership of the entire Trust.

         Section 2.07. Certain Designations. (a) For federal income tax purposes, the REMIC Trust will be evidenced by (x) the Offered Certificates which are hereby designated as the "regular interests" in the REMIC Trust, and
(y) the Class R Certificates, which are hereby designated as the single "residual interest" in the REMIC Trust.

         (b) The Closing Date is hereby designated as the "start-up day" of the REMIC Trust within the meaning of Section 860G(a)(9) of the Code.

         (c) Solely for purposes of satisfying Section 1.860G- 1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" of the Offered Certificates is the Remittance Date in _____________.

         Section 2.08.  Tax Returns and Reports to Certificateholders.
(a) For federal income tax purposes, the REMIC Trust shall have a calendar year and shall maintain its books on the accrual method of accounting.

         (b) The Servicer shall prepare and file or cause to be filed with the Internal Revenue Service federal income tax or information returns with respect to the REMIC Trust and the Certificates containing such information and at the times and in such manner as may be required by the Code or applicable Treasury regulations, and shall furnish to Certificateholders such statements or information at the times and in such manner as may be required thereby. For this purpose, the Tax Matters Person may, but need not, rely on any proposed regulations of the United States Department of the Treasury. The Servicer shall indicate the election to treat the REMIC Trust as a REMIC (which election shall apply to the taxable period ending on the last day of the calendar year in which the Closing Date occurs and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe. The Trustee shall sign all tax information returns filed pursuant to this Section 2.08 which shall be prepared by the Servicer. The Servicer shall provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Disqualified Organization, or an agent of a Disqualified Organization, or a "pass-thru entity" in which a Disqualified Organization is the record holder of an interest.

         Section 2.09. Tax Matters Person. The tax matters person with respect to the REMIC Trust shall be the Servicer, unless and until the Depositor designates another person by notice to the Servicer and the Trustee. The Tax Matters Person shall at all times hold the Tax Matters Person Residual Interest and shall have the same duties with respect to the Trust as those of a "tax matters partner" under Subchapter C of Chapter 63 of Subtitle F of the Code. Each holder of a Residual Certificate shall be deemed to have agreed, by acceptance thereof, to be bound by this Section 2.09.

         Section 2.10. REMIC Related Covenants. (a) For as long as the REMIC Trust shall exist, the Depositor, the Servicer and the Trustee shall act in accordance herewith to assure continuing treatment of the REMIC Trust as a REMIC and avoid the imposition of tax on the REMIC Trust. In particular:

                  (i) Neither the Depositor nor the Trustee shall create, or permit the creation of, any "interests" in the REMIC Trust within the meaning of Code Section 860D(a)(2) other than the interests represented by the Offered Certificates and the Residual Certificates.

                  (ii) Except as otherwise provided in the Code, the Depositor shall not grant and the Trustee shall not accept property unless (i) substantially all of the property held in the REMIC Trust constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be contributed to the REMIC Trust after the start-up day unless such grant would not subject the REMIC Trust to the 100% tax on contributions to a REMIC after the start-up day of the REMIC Trust imposed by Code Section 860G(d).

                  (iii) The Trustee shall not accept on behalf of the REMIC Trust any fee or other compensation for services (other than as otherwise provided herein) and shall not accept on behalf of the Trust any income from assets other than those permitted to be held by a REMIC.

                  (iv) The Trustee shall not sell or permit the sale of all or any portion of the Contracts (other than in accordance with Part I or

         Part III of Exhibit D hereto) unless such sale is pursuant to a "qualified liquidation" as defined in Code Section 860F(a)(4)(A) and in accordance with Article X.

                  (v) The Servicer shall maintain books with respect to the REMIC Trust on the basis of a taxable year consisting of a calendar year and the accrual method of accounting.

                  (vi) Upon filing with the Internal Revenue Service, the Servicer shall furnish to the Holders of the Residual Certificates the Form 1066 and each Form 1066Q.

         (b) In the event that any tax is imposed on "prohibited transactions" of the REMIC Trust as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the REMIC Trust as defined in Section 860G(c) of the Code, on any contribution to the REMIC Trust after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, such tax shall be paid by (i) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) the Servicer, if such tax arises out of or results from a breach by the Servicer of any of any of its obligations under this Agreement, or otherwise (iii) the Holders of the Residual Certificates in proportion to their Percentage Interests. To the extent such tax is chargeable against the holders of the Residual Certificates, notwithstanding anything to the contrary contained herein, the Trustee is hereby authorized to retain from amounts otherwise distributable to the Holders of the Residual Certificates on any Remittance Date sufficient funds to reimburse the Trustee for the payment of such tax (to the extent that the Trustee has not been previously reimbursed or indemnified therefor).

         (c) None of the Depositor, the Servicer or the Trustee shall engage in a "prohibited transaction" (as defined in Code Section 860F(a)(2)), except that, such parties may engage in the activities otherwise prohibited by the foregoing clauses (a)(ii), (a)(iii) and (a)(iv), provided that the Depositor shall have delivered to the Trustee an Opinion of Counsel to the effect that such transaction will not result in the imposition of a contribution or prohibited transaction tax on the REMIC Trust and will not disqualify the REMIC Trust from treatment as a REMIC; and provided, that the Depositor shall have demonstrated to the satisfaction of the Trustee that such action will not adversely affect the rights of the holders of the Certificates and the Trustee and that such action will not adversely impact the rating of the Certificates.

         (d) The Servicer shall pay out of its own funds, without any right of reimbursement: (i) any and all expenses of the REMIC Trust related to tax return preparation and filing; and (ii) any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the REMIC Trust that involve the Internal Revenue Service or state tax authorities arising out of or resulting from a breach by the Servicer of any of its obligations under this Agreement.

                                  ARTICLE III

                         Administration and Servicing
                                  of Contracts


         Section 3.01. The Servicer. (a) It is intended that the REMIC Trust formed hereunder shall constitute, and that the affairs of the REMIC Trust shall be conducted so as to qualify it as, a REMIC in accordance with the REMIC Provisions. In furtherance of such intentions, the Servicer covenants and agrees that it shall not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the REMIC Trust.

         (b) The Servicer, as independent contract servicer, shall service and administer the Contracts and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement. In managing, administering, servicing and making collections on the Contracts pursuant to this Agreement, the Servicer will exercise that degree of skill and care consistent with the highest degree of skill and care that the Servicer exercises with respect to similar contracts serviced by the Servicer; provided, however, that such degree of skill and care shall be at least as favorable as the degree of skill and care generally applied by servicers of manufactured housing installment sales contracts for institutional investors. The Servicer shall comply with FHA/VA Regulations in servicing any FHA/VA Contracts (and will pay any required premiums) so that the related insurance of the Federal Housing Administration or partial guarantee of the Veterans Administration remains in full force and effect, except for good faith disputes relating to FHA/VA Regulations that will not cause the termination or reduction of such insurance or guarantee.

         (c) Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Contract or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Obligor if in the Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders [and the Certificate Insurer], provided, however, that unless
(x) the Obligor is in default with respect to the Contract, or such default is, in the judgment of the Servicer, imminent, and (y) such waiver, modification,

postponement or indulgence would not cause the REMIC Trust to be disqualified or otherwise cause a tax to be imposed on the REMIC Trust) the Servicer may not permit any modification with respect to any Contract that would change the Contract Rate, defer or forgive the payment of any principal or interest (unless in connection with the liquidation of the related Contract) or extend the final maturity date on the Contract. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of the Trustee and each Certificateholder, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Contracts and with respect to the Manufactured Homes. If reasonably required by the Servicer, the Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

         (d) The Servicer shall, during the period it is servicer hereunder, maintain (i) such books of account and other records as will enable the Trustee to determine the status of each Contract and (ii) a copy of the Schedule of Contracts at its principal executive office for inspection by Certificateholders.

         (e) At all times during the period it is servicer hereunder, the Servicer shall afford the Trustee and its authorized agents reasonable access during normal business hours to the Servicer's records, which have not previously been provided to the Trust, relating to the Contracts and will cause its personnel to assist in any examination of such records by the Trustee or its authorized agents. The examination referred to in this Section will be conducted in a manner which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination the Trustee may make, the Trustee may, using generally accepted audit procedures, verify the status of each Contract and review records relating thereto for conformity to Monthly Reports prepared by the Servicer.

         Section 3.02. Subservicing. (a) The Servicer may enter into Subservicing Agreements for any servicing and administration of Contracts with any institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement. Any such Subservicing Agreement shall be consistent with and not violate the provisions of this Agreement. The Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and either itself directly service the related Contracts or enter into a Subservicing Agreement with a successor subservicer which qualifies hereunder.


         (b) Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrange-ments between the Servicer and Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable for the servicing and administering of the Contracts in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Contracts. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Contracts when the Subservicer has received such payments. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         (c) Any Subservicing Agreement that may be entered into and any transactions or services relating to the Contracts involving a Subservicer shall be deemed to be between the Subservicer and the Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.02(d). The Servicer shall be solely liable for all fees owed by it to any Subservicer irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

         (d) In the event the Servicer shall for any reason no longer be the Servicer (including by reason of an Event of Default), the Trustee or its designee [approved by the Certificate Insurer] shall thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, unless the Trustee or such designee elects to terminate any Subservicing Agreement. If the Trustee does not terminate a Subservicing Agreement, the Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if the Subservicing Agreements had been assigned to the assuming party, except that the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreements with regard to events that occurred prior to the date the Servicer ceased to be the Servicer hereunder. The Servicer at its expense and without right of reimbursement therefor, shall, upon request of the Trustee [or the Certificate Insurer], deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Contracts then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

         Section 3.03. Collection Account. (a) On or before the Closing Date, the Servicer shall establish and thereafter maintain a separate trust account (the "Collection Account") titled "_______________, as Trustee, in trust for the registered holders of UCFC Manufactured Housing Contract Pass-Through Certificates, Series 1996-_." The Collection Account shall be an Eligible Account. The Servicer shall on the Closing Date deposit into the Collection Account any amounts representing payments on and any collections in respect of the Contracts received [on or] after the Cut-off Date and prior to the Closing Date (other than amounts due and payable [on or] before the Cutoff Date), and thereafter shall use its best efforts to deposit within one Business Day, and shall in any event deposit within two Business Days following receipt thereof the following payments and collections received or made by it (without duplication) with respect to the Contracts:

                         (i) all payments received [on or] after the Cut-off Date on account of principal of the Contracts (other than amounts due and payable [on or] prior to the Cut-off Date) and all Principal Prepayments and Curtailments collected after the Cut-off Date;

                        (ii) all payments received [on or] after the Cut-off Date on account of interest on the Contracts (other than amounts due and payable [on or] prior to the Cut-off Date);

                       (iii) all Net Liquidation Proceeds net of Foreclosure Profits;

                        (iv) all Insurance Proceeds;

                         (v) all Released Mortgaged Property Proceeds;

                        (vi) any amounts payable in connection with the purchase or repurchase of any Contract and the amount of any Substitution Adjustment Amount pursuant to Part I or Part III of Exhibit D hereto; and

                       (vii) any amount required to be deposited in the Collection Account pursuant to Sections 2.04, 3.07, 5.04 or 10.01;

provided, however, that (x) with respect to each Due Period, the Servicer shall be permitted to retain from payments in respect of interest on the Contracts,

the Servicing Fee for such Due Period and (y) the Servicer shall be permitted to retain late collections, including Liquidation Proceeds, Released Mortgaged Property Proceeds and Insurance Proceeds, to the extent of any unpaid Servicing Fees, unreimbursed Monthly Advance and/or Servicing Advance with respect to the related Contract. The foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Servicer need not deposit in the Collection Account amounts representing Foreclosure Profits, fees (including annual fees), late charges or penalties payable by Obligors, or amounts received by the Servicer for the accounts of Obligors for application towards the payment of taxes, insurance premiums, assessments and similar items.

         The Servicer shall cause the institution maintaining the Collection Account to invest any funds in each Collection account in Eligible Investments (including obligations of the Trustee, if such obligations otherwise qualify as Eligible Investments).

                  (b) At any time prior to the occurrence of an Event of Default and in lieu of the requirement of depositing collections on the Contracts into the Collection Account, the Servicer may deliver to the Trustee a Servicer LOC. A Servicer LOC must be irrevocable and (i) issued by a commercial bank rated __ or better by S&P and __ or better by Moody's and acceptable to [the Certificate Insurer,] the Depositor and the Trustee, (ii) be in form and substance satisfactory to the [Certificate Insurer,] the Depositor and the Trustee, (iii) may have a maximum term of not more than one year, (iv) must name the Trustee as beneficiary, (v) must be in an amount acceptable to the [Certificate Insurer,] the Depositor and the Rating Agencies, and (vi) must provide for drawings thereunder conditioned only upon presentation of a sight draft accompanied by the applicable certificate in the form attached thereto.

                  The Trustee shall accept any such Servicer LOC only if such Servicer LOC is accompanied by (i) the written consent of the Depositor [and of the Certificate Insurer], (ii) an opinion of counsel satisfactory to [the Certificate Insurer and] the Depositor to the effect that (x) such Servicer LOC has been duly authorized, executed and delivered by the issuer thereof and constitutes a valid and binding obligation of such issuer, subject only to laws affecting creditors' rights generally and (y) in the event that the Person obligated to reimburse the issuer thereof for drawings under such Servicer LOC should be subject to any proceedings under the U.S. Bankruptcy Code, drawings under such Servicer LOC would not be recoverable by the estate of such Person, from the Trustee or any Holder of an Offered Certificate as a "preference" and
(iii) an opinion of counsel experienced in federal income tax matters acceptable to

[the Certificate Insurer and] the Depositor to the effect that such delivery does not constitute a prohibited transaction for the REMIC Trust or a contribution to the REMIC Trust resulting in the imposition of the tax described in Section 860G(d) of the Code or jeopardize the status of the REMIC Trust as a REMIC.

                  Upon receipt of such Servicer LOC, such consents and such opinions by the Trustee, and for so long as such Servicer LOC (or any qualifying replacement thereof) is in effect, the Servicer shall not be required to deposit collections on the Contracts to the Collection Account, but may co-mingle such collections with the Servicer's general funds. Amounts are to be deposited with the Trustee on the Business Day preceding each Remittance Date. Notice of the delivery of any Servicer LOC shall be given to the Rating Agencies by the Depositor.

                  If, as of any date that is ________________ days prior to the stated expiration date of any Servicer LOC, (i) a Servicer LOC (which may be a renewal or extension of the expiring Servicer LOC) in the same amount as the amount then available for drawing under the expiring Servicer LOC has not been delivered to the Trustee or (ii) the Servicer has not deposited all collections on the Contracts then held by the Servicer to the Collection Account and notified the Trustee that the Servicer will thenceforth deposit all future collections on the Contracts to the Collection Account, then the Trustee shall, on the next Business Day, cause to be presented to the issuer of the expiring Servicer LOC a draft in proper form for payment thereunder and otherwise in conformity with the terms thereof for the full amount then available to be drawn thereunder.

                  Upon discovery by any of the Depositor[, the Certificate Insurer] or the Trustee that the bank issuing a Servicer LOC has a rating by S&P of lower than __ or by Moody's of lower than __, the party discovering such rating hereby covenants and warrants that it shall promptly give notice to the others. If, within 20 days of such discovery (i) the Trustee has not received a substitute Servicer LOC meeting the requirements of this Agreement in replacement of such Servicer LOC, or (ii) the Servicer has not theretofore deposited all collections on the Contracts then held by the Servicer to the Collection Account and notified the Trustee that the Servicer will thenceforth deposit all future collections on the Contracts to the Collection Account, then the Trustee shall cause to be presented to the issuer of such Servicer LOC a drawing certificate in proper form for payment thereunder and otherwise in conformity with the terms thereof, and shall draw the full amount available to be drawn under such Servicer LOC.

                  In the event that, upon the occurrence of any event described in clauses (a)(iii) or (a)(iv) of Section 8.01 hereof, the Servicer is unable to remit to the Trustee any collections on the Contracts, the Trustee shall immediately draw on the Servicer LOC the full amount available to be drawn thereunder. Upon the occurrence of any event described in clauses (a)(iii) or
(a)(iv) of Section 8.01 hereof, the Servicer shall immediately deposit all collections on the Contracts then held by the Servicer to the Collection Account and shall thenceforth deposit all future collections on the Contracts to the Collection Account.

                  The proceeds of any drawing on the Servicer LOC shall be held by the Trustee in trust for the benefit of the Certificateholders in a segregated trust account, and shall be used to fund any shortfall in the amounts required to be remitted by the Servicer to the Trustee. Any amounts not so used by the Trustee shall be turned over to the Servicer only upon the written consent of [the Certificate Insurer and of] the Depositor, which consent shall not unreasonably be withheld.

                  During any period for which a Servicer LOC is in effect, the phrase "amounts then on deposit in the Collection Account," or words of similar import, as used in this Agreement, shall mean collections on the Contracts held by the Servicer as part of its general funds.

         [(c) Notwithstanding anything in this Agreement to the contrary, for so long as, and only so long as, UCLC shall remain the Servicer hereunder and UCLC remains a direct or indirect subsidiary of the Parent, (i) if the Parent shall have and maintain a short-term debt rating of at least P-1 by Moody's (notice of the failure to maintain such rating shall be given to the Trustee by the Servicer within ten (10) days of the occurrence thereof) and (ii) the Trustee shall have received an Opinion of Counsel that any action taken pursuant to this sentence shall not adversely affect the status of the REMIC Trust as a REMIC or result in the imposition of a tax upon the Trust, the Servicer may make the deposits that otherwise would be made to the Collection Account directly to the Certificate Account not later than the Business Day immediately preceding the Remittance Date following the last day of the Due Period within which such payments were processed by the Servicer, in an amount equal to the net amount of such deposits and payments which would have been made to the Certificate Account during such Due Period but for the provisions of this subsection.]

         Section 3.04. Withdrawals from the Collection Account. The Servicer shall withdraw or cause to be withdrawn funds from the Collection Account for the following purposes:

                         (i) on the Business Day prior to each Remittance Date, to deposit the Amount Available to the Certificate
         Account;

                        (ii) to the extent not retained by the Servicer as provided in Section 3.03(b), to reimburse the Servicer for any accrued unpaid Servicing Fees and for unreimbursed Monthly Advances and Servicing Advances. The Servicer's right to reimbursement for unpaid Servicing Fees and unreimbursed Servicing Advances shall be limited to late collections on the related Contract, including Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the related Obligor or otherwise relating to the Contract in respect of which such reimbursed amounts are owed. If a Monthly Advance was made net of the Servicing Fee as permitted by Section 3.14 hereof, no additional Servicing Fee for the related Contract and Due Period shall be payable. The Servicer's right to reimbursement from the Collection Account for unreimbursed Monthly Advances shall be limited to late collections of interest on any Contract and to Liquidation Proceeds and Insurance Proceeds on related Contracts;

                       (iii) to withdraw any amount received from an Obligor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

                        (iv) to make investments in Eligible Investments and to pay to the Servicer interest earned in respect of Eligible Investments or on funds deposited in the Collection Account;

                         (v) to withdraw any funds deposited in the Collection Account that were not required to be deposited therein or were deposited therein in error and to pay such funds to the appropriate Person;

                        (vi) to pay the Servicer Servicing Compensation pursuant to Section 3.10 hereof to the extent not retained or paid pursuant to Section 3.03(b);

                       (vii) to withdraw funds necessary for the conserva-tion and disposition of REO Property pursuant to Section
         3.08;

                  (viii) to reimburse the Servicer or the Depositor for costs incurred by, and reimbursable to, such Person as provided in Section 7.03; and

                  (ix) to clear and terminate the Collection Account upon the termination of this Agreement.

         Section 3.05. Enforcement. (a) The Servicer shall, consistent with customary servicing procedures and the terms of this Agreement, act with respect to the Contracts in such manner as will maximize the receipt of principal and interest on such Contracts and Liquidation Proceeds with respect to Liquidated Contracts.

         (b) The Servicer may sue to enforce or collect upon Contracts, in its own name, if possible, or as agent for the Trust. If the Servicer elects to commence a legal proceeding to enforce a Contract, the act of commencement shall be deemed to be an automatic assignment of the Contract to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Contract on the ground that it is not a real party in interest or a holder entitled to enforce the Contract, the Trustee on behalf of the Trust shall, at the Servicer's expense, take such steps as the Servicer deems necessary to enforce the Contract, including bringing suit in its name or the names of the Certificateholders.

         (c) The Servicer shall exercise any rights of recourse against third persons that exist with respect to any Contract in accordance with the Servicer's usual practice. In exercising recourse rights, the Servicer is authorized on the Trustee's behalf to reassign the Contract or to resell the related Manufactured Home to the person against whom recourse exists at the price set forth in the document creating the recourse.

         (d) Prior to an Event of Default, the Servicer may, consistent with its customary servicing procedures and consistent with Section 3.01, grant to the Obligor on any Contract (i) an extension of payments due under such Contract, provided that Obligors may not be solicited for extensions [and no more than one extension of payments under a Contract may be granted in any twelve-month period] and (ii) any rebate, refund or adjustment out of the Collection Account that the Servicer in good faith believes is required because of prepayment in full of the Contract. The Servicer will not permit any rescission or cancellation of any Contract except to the extent, if any, required by law.

         (e) The Servicer may enforce any due-on-sale clause in a Contract if such enforcement is called for under its then-current servicing policies for obligations similar to the Contracts, provided that such enforcement is permitted by applicable law and will not adversely affect any applicable insurance policy. If an assumption of a Contract is permitted by the Servicer upon conveyance of the related Manufactured Home, the Servicer shall use its best efforts to obtain an assumption agreement in connection therewith and add such assumption agreement to the related Contract File.

         Section 3.06. Trustee to Cooperate. (a) Upon payment in full of any Contract, the Servicer will notify the Trustee on the next succeeding Remittance Date by certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Collection Account pursuant to
Section 3.03 have been so deposited). The Servicer is authorized to execute an instrument in satisfaction of such Contract and to do such other acts and execute such other documents as the Servicer deems necessary to discharge the Obligor thereunder and eliminate the lien on the related real estate. The Servicer shall determine when a Contract has been paid in full. To the extent that insufficient payments are received on a Contract credited by the Servicer as prepaid or paid in full and satisfied, the shortfall shall be paid by the Servicer out of its own funds.

         (b) From time to time as appropriate for servicing and foreclosure in connection with any Land-and-Home Contract, the Trustee shall, upon written request of a Servicing Officer and delivery to the Trustee of a receipt signed by such Servicing Officer, cause the original Land-and-Home Contract and the related Contract File to be released to the Servicer and shall execute such documents as the Servicer shall deem necessary to the prosecution of any such proceedings. The Trustee shall stamp the face of each such Land-and-Home Contract to be released to the Servicer with a notation that the Land-and-Home Contract has been assigned to the Trustee. Upon request of a Servicing Officer, the Trustee shall perform such other acts as reasonably requested by the Servicer and otherwise cooperate with the Servicer in enforcement of the Certificateholders' rights and remedies with respect to Contracts.

         (c) The Servicer's receipt of a Land-and-Home Contract and/or Contract File shall obligate the Servicer to return the original Land-and-Home Contract and the related Land-and-Home Contract File to the Trustee when its need by the Servicer has ceased unless the Contract shall be liquidated or repurchased or replaced as described in Section 2.04.

         Section 3.07. Maintenance of Insurance. (a) Except as otherwise provided in subsection (b) of this Section 3.07, the

Servicer shall cause to be maintained with respect to each Contract one or more Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the related Manufactured Home is located and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the Obligor on the related Contract, whichever is less[; provided, however, that the amount of coverage provided by each Hazard Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained therein; and] provided, further, that such Hazard Insurance Policies may provide for customary deductible amounts. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated special flood hazard area, the Servicer shall also cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each Hazard Insurance Policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Hazard Insurance Policy or Policies, the Servicer shall pay such premiums out of its own funds and may separately add such premium to the Obligor's obligation as provided by the Contract, but shall not add such premium to the remaining principal balance of the Contract.

         (b) The Servicer may, in lieu of causing individual Hazard Insurance Policies to be maintained with respect to each Manufactured Home pursuant to subsection (a) of this Section 3.07, and shall, to the extent that the related Contract does not require the Obligor to maintain a Hazard Insurance Policy with respect to the related Manufactured Home, maintain one or more blanket insurance policies covering losses on the Obligor's interest in the Contracts resulting from the absence or insufficiency of individual Hazard Insurance Policies. Any such blanket policy shall be substantially in the form and in the amount carried by the Servicer as of the date of this Agreement. The Servicer shall pay the premium for such policy on the basis described therein and shall deposit into the Collection Account from its own funds any deductible amount with respect to claims under such blanket insurance policy relating to the Contracts. The Servicer shall not, however, be required to deposit any deductible amount with respect to claims under individual Hazard Insurance Policies maintained pursuant to subsection (a) of this Section.

         (c) With respect to each Manufactured Home that has been repossessed in connection with a defaulted Contract, the Servicer shall either (i) maintain one or more Hazard Insurance Policies thereon or (ii) self-insure such Manufactured Homes and deposit into the Collection Account from its own funds any losses caused by damage to such Manufactured Home that would have been covered by a Hazard Insurance Policy.

         (d) The Servicer shall keep in force throughout the term of this Agreement (i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among Persons which service a portfolio of manufactured housing installment sales contracts and installment loan agreements having an aggregate principal amount of [$100,000,000] or more and which are generally regarded as servicers acceptable to institutional investors.

         Section 3.08. Repossession. (a) Notwithstanding the standard of care specified in Section 3.01, the Servicer shall commence procedures for the repossession of any Manufactured Home or the foreclosure upon any Mortgaged Property or take such other steps that in the Servicer's reasonable judgment will maximize the receipt of principal and interest or Net Liquidation Proceeds with respect to the Contract secured by such Manufactured Home or Mortgaged Property, (which may include retitling or filing a recorded assignment of the Mortgage) subject to the requirements of the applicable state and federal law, no later than five Business Days after the time when such Contract becomes a Defaulted Contract; provided that if the Servicer has actual knowledge that a Mortgaged Property is affected by hazardous waste, then the Servicer shall not cause the Trust to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. For purposes of the proviso in the preceding sentence, the Servicer shall not be deemed to have actual knowledge that a Mortgage Property is affected by hazardous waste unless it shall have received written notice that hazardous waste is present on such property and such written notice has been made a part of the Land-and-Home Contract File with respect to the related Contract. In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be consistent with Section 3.01.

         (b) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, as Trustee, or, at its election, to its nominee on behalf of the Trustee, as Trustee. In the event that any Manufactured Home is acquired in a repossession, foreclosure or other realization procedure (an "REO Property"), the Servicer shall sell such REO Property within two years of its acquisition by the Trust, unless, at the request of the Servicer, the Trustee seeks, and subsequently receives, an Opinion of Counsel, addressed to the Trustee and the Servicer, to the effect that the holding by the Trust of such REO Property subsequent to two years after its acquisition will not result in the imposition of taxes on "prohibited transactions" of the REMIC Trust as defined in Section 860F of the Code or cause the REMIC Trust to fail to qualify as a REMIC at any time that any Certificates are outstanding. The Servicer shall manage, conserve, protect and operate each REO Property such that it will qualify as a "foreclosure property" within the meaning of Section 860G(a)(8) and will not result in the receipt by the REMIC Trust of any "income from nonpermitted assets" within the meaning of Section 860F(a)(2)(B) or the Code. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as it is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interest of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Servicer and the Certificateholders for the period prior to the sale of such REO Property.

         The Servicer shall deposit all Liquidation Proceeds (net of Liquidation Expenses) in the Collection Account in accordance with Section 3.03. The Servicer shall include with its Monthly Report to the Trustee a separate report specifying, with respect to each Contract that becomes a Liquidated Contract during the prior Due Period, the unpaid principal balance and the Liquidation Proceeds (net of Liquidation Expenses) for such Contract.

         Section 3.09. Retitling; Security Interests. (a) If, at any time, an Event of Default has occurred and UCLC is no longer the Servicer and the new Servicer is unable to foreclose upon a Manufactured Home because the title document for such Manufactured Home does not show such Servicer or the Trustee as the holder of the first priority security interest in the Manufactured Home, such Servicer shall take all necessary steps to apply for a replacement title document showing it or the Trustee as the secured party.

         (b) In order to facilitate the Servicer's actions, as described in subsection (a) of this section, the Depositor will cause the Originator to provide the Servicer with any necessary power of attorney permitting it to retitle the Manufactured Home. If the Servicer is still unable to retitle the

Manufactured Home, the Depositor will cause the Originator to take all actions necessary to act with the Servicer to foreclose upon the Manufactured Home,

including, as appropriate, the filing of any UCC-1 or UCC-2 financing statements necessary to perfect the security interest in any Manufactured Home that constitutes a fixture under the laws of the jurisdiction in which it is located and all actions necessary to perfect the security interest in any Manufactured Home that is considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located.

         (c) [If the aggregate Cut-off Date Principal Balances of all Land-and-Home Contracts is less than 10% of the Cut-off Date Pool Principal Balance, then on the Closing Date the Depositor shall cause the Originator to deliver to the Trustee executed assignments to the Trustee on behalf of the Trust in recordable form of each Mortgage securing a Land-and-Home Contract.

         If the aggregate Cut-off Date Principal Balances of all Land-and-Home Contracts equals or exceeds 10% of the Cut-off Date Pool Principal Balance, the Depositor shall cause the Originator to (i) file promptly in the appropriate recording offices the assignments to the Trustee on behalf of the Trust of the number of Mortgages securing Land-and-Home Contracts needed to reduce the aggregate Cut-off Date Principal Balances of all Land-and-Home Contracts with respect to which such assignments are not so recorded to less than 10% of the Cut-off Date Pool Principal Balance or (ii) deliver an Opinion of Counsel satisfactory to the Trustee to the effect that the Trustee holds a perfected first priority lien in the real estate securing the Land-and-Home Contracts.

         If at any time during the term of this Agreement the Parent does not have a long-term senior debt rating from Moody's of Baa3 or higher, or any other Rating Agency then rating the Certificates, the Trustee, at the Depositor's expense, shall file promptly in the appropriate recording offices the assignments to the Trustee on behalf of the Trust of each Mortgage securing a Land-and-Home Contract.]

         Section 3.10. Servicing Compensation. (a) The Servicer shall be entitled to retain the Servicing Fee in accordance with Section 3.03 as compensation for its services in connection with servicing the Contracts. Moreover, additional servicing compensation in the form of late payment charges or other receipts not required to be deposited in the Collection Account, including, without limitation, Foreclosure Profits, shall be retained by the Servicer.

                  (b) All costs and expenses incurred by the Servicer in carrying out its duties hereunder, including all fees and expenses incurred in connection with the enforcement of Contracts (including enforcement of defaulted Contracts and repossessions of Manufactured Homes securing such Contracts) shall be paid by the Servicer and the Servicer shall not be entitled to reimbursement hereunder, except that the Servicer shall be reimbursed out of the Liquidation Proceeds of a Liquidated Contract for Liquidation Expenses incurred by it. The Servicer shall not incur such Liquidation Expenses unless it determines in its good faith business judgment that incurring such expenses will increase the Net Liquidation Proceeds on the related Contract.

         Section 3.11. Annual Statement as to Compliance. The Servicer will deliver to the Depositor, the Trustee[, the Certificate Insurer] and the Rating Agencies, on or before the last day in April in each year, beginning in April 1997, an Officer's Certificate stating that (i) a review of the activities of the Servicer during the preceding fiscal year (or such shorter period as is applicable in the case of the first report) and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its material obligations under this Agreement throughout such fiscal year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

         Section 3.12. Annual Servicing Report. On or before the last day in April in each year, beginning in April 1997, the Servicer, at its expense, shall cause a firm of independent public accountants [reasonably acceptable to the Certificate Insurer] to furnish a letter or letters to the Depositor, [the Certificate Insurer,] the Trustee, Standard & Poor's and Moody's to the effect that such firm has examined certain documents and records relating to the servicing of manufactured housing conditional sales contracts under pooling and servicing agreements substantially similar one to another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby, including this Agreement) and that, on the basis of such examination, conducted substantially in compliance with generally accepted auditing standards, such servicing has been conducted in compliance with such pooling and servicing agreements, except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards requires it to report.

         Section 3.13.  Reports of Foreclosures and Abandonments of
Mortgaged Property, Returns Relating to Mortgage Interest
Received from Individuals and Returns Relating to Cancellation of Indebtedness. The Servicer shall make reports to the Trustee of foreclosures and abandonments of any Mortgaged Property for each year beginning with 1996. The Servicer shall file reports relating to each instance occurring during the previous calendar year in which the Servicer (i) on behalf of the Trustee acquires an interest in any Mortgaged Property through foreclosure or any Manufactured Home through repossession or other comparable conversion in full or partial satisfaction of a Contract, or (ii) knows or has reason to know that any Mortgaged Property or Manufactured Home has been abandoned. The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050J, 6050H and 6050P of the Code.

         Section 3.14. Advances by the Servicer. (a) Not later than the close of business on each Deposit Date, the Servicer shall remit to the Trustee for deposit in the Certificate Account an amount to be distributed on the related Remittance Date pursuant to Section 5.02, equal to the interest accrued on each Contract at the Contract Rate (or at such lower rate as may be in effect for such Contract pursuant to application of the Civil Relief Act and/or any Debt Service Reduction) through the related Due Date, but not received as of the close of business on the Determination Date for such Remittance Date (net of the Servicing Fee) (the "Monthly Advance"). The Servicer may fund all or a portion of the Monthly Advance from the Amount Available for Future Distribution; provided that if such funds are so used the Servicer shall replace such funds on or before any subsequent Determination Date on which such funds are required to be part of the Amount Available.

         (b) Notwithstanding anything herein to the contrary, no Servicing Advance or Monthly Advance shall be required to be made hereunder if the Servicer determines that such Servicing Advance or Monthly Advance would, if made, constitute a Nonrecoverable Advance.

         (c) With respect to any Contract that did not have a first payment due on the Due Date in the calendar month [preceding the month] of a Remittance Date, on or before the Deposit Date in the month of such Remittance Date the Servicer shall remit to the Trustee for deposit in the Certificate Account an amount equal to 30 days' interest at the Contract Rate (net of the Servicing
Fee) on the Cut-off Date Principal Balance of such Contract. Such deposit shall not be recoverable by the Servicer as a Monthly Advance except to the extent there are related Foreclosure Profits. Proceeds exceed the unpaid principal balance plus accrued interest thereon at the related Contract Rate.

                                  ARTICLE IV

          Perfection of Transfer and Protection of Security Interests

         Section 4.01. Custody of Contracts. (a) Subject to the terms and conditions of this Section the Trustee appoints the Servicer to maintain custody of the Contract Files for the Chattel Contracts for the benefit of the Certificateholders and the Trustee.  The Trustee shall maintain custody of the Contract
Files for the Land-and-Home Contracts.

         (b) The Servicer agrees to maintain the related Contract Files at its office where they are currently maintained, or at such other offices of the Servicer in the State of Louisiana as shall from time to time be identified to the Trustee by written notice. The Servicer may temporarily move individual Contract Files or any portion thereof without notice as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures.

         (c) As custodian, the Servicer shall have and perform the following powers and duties:

                  (i) hold the Contract Files on behalf of the Certificateholders and the Trustee, maintain accurate records pertaining to each Contract to enable it to comply with the terms and conditions of this Agreement, maintain a current inventory thereof, conduct annual physical inspections of Contract Files held by it under this Agreement and certify to the Trustee annually that it continues to maintain possession of such Contract Files;

                  (ii) implement policies and procedures, in writing and signed by a Servicing Officer, with respect to persons authorized to have access to the Contract Files on the Servicer's premises and the receipting for Contract Files taken from their storage area by an employee of the Servicer for purposes of servicing or any other purposes; and

                  (iii) attend to all details in connection with maintaining custody of the Contract Files on behalf of the Certificateholders and the Trustee.

         (d) In performing its duties under this Section, the Servicer agrees to act with reasonable care, using that degree of skill and care that it exercises with respect to similar contracts owned and/or serviced by it. The Servicer shall promptly report to the Trustee any failure by it to hold the Contract Files as herein provided and shall promptly take appropriate action to remedy any such failure. In acting as custodian of the Contract Files, the Servicer agrees further not to assert any beneficial ownership interests in the Contracts or the Contract Files. The Servicer agrees to indemnify the Certificateholders and the Trustee for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever which may be imposed on, incurred or asserted against the

Certificateholders and the Trustee as the result of any act or omission by the Servicer relating to the maintenance and custody of the Contract Files; provided, however, that the Servicer will not be liable for any portion of any such amount resulting from the negligence or willful misconduct of any Certificateholder or the Trustee.

         Section 4.02. Filings. (a) On or prior to the Closing Date or the applicable Subsequent Transfer Date, the Depositor shall cause the UCC-1 financing statement referred to in Part I of Exhibit D to be filed. The Servicer shall cause to be filed all necessary continuation statements of the UCC-1 financing statements. Subject to the next paragraph, from time to time the Servicer shall take and cause to be taken such actions and execute such documents as are necessary to perfect and protect the Certificateholders' interests in the Contracts and their proceeds and the Manufactured Homes against all other persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title. The Depositor's and the Originator's accounting records and computer systems will be marked to reflect the sale and assignments of the Contracts by the Originator and the Depositor as contemplated herein.

         (b) The Servicer will maintain the Trustee's first perfected priority security interest in each Manufactured Home and a first lien on each Mortgaged Property so long as the related Contract is the property of the Trust; provided, however, that because of the expense and administrative inconvenience involved, the Servicer will not amend any certificate of title relating to any Manufactured Home to name the Originator as the lienholder where the Originator did not originate the related Contract, the Servicer will not amend any certificate of title to name the Depositor or the Trustee as the lienholder, and neither the Servicer nor the Depositor will deliver any certificate of title to the Trustee or note thereon the Trustee's interest.

         Section 4.03. Name Change or Relocation. (a) During the term of this Agreement, the Depositor shall not change its name, identity or structure or relocate its chief executive office without first giving notice thereof to the Trustee and the Servicer. In addition, following any such change in the name, identity, structure or location of the chief executive office of the Depositor, the Depositor shall given written notice of any such change to the Rating Agencies.

         (b) If any change in the Depositor's name, identity or structure or the relocation of its chief executive office would make any financing or continuation statement or notice of lien filed under this Agreement seriously misleading within the meaning of applicable provisions of the UCC or any title statute or would cause any such financing or continuation statement or notice of lien to become unperfected (whether immediately or with lapse of time), the Depositor, no later than five days after the effective date of such change, shall file, or cause to be filed, such amendments or financing statements as may be required to preserve, perfect and protect the Certificateholders' interests in the Contracts and proceeds thereof and in the Manufactured Homes.

         Section 4.04. Chief Executive Office. During the term of this Agreement, the Depositor will maintain its chief executive office in one of the States of the United States.

         Section 4.05. Costs and Expenses. The Servicer agrees to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Certificateholders' right, title and interest in and to the Contracts (including, without limitation, the security interests in the Manufactured Homes granted thereby).




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



                                   ARTICLE V

         Certain Accounts, Payments [and Certificate Insurance Policy]


         Section 5.01. Establishment of Accounts; Permitted Withdrawals. (a) No later than the Closing Date, the Trustee will establish and thereafter maintain with itself for the benefit of the Certificateholders [and the Certificate Insurer] (i) a segregated trust account (the "Pre-Funding Account"), (ii) a segregated trust account (the "Capitalized Interest Account"), and (iii) a segregated trust account (the "Certificate Account"), each of which shall be an Eligible Account.

                  (b) On the Closing Date, the Depositor shall remit to the Trustee from the proceeds of the sale of the Offered Certificates, and the Trustee shall deposit the Original PreFunded Amount in the Pre-Funding Account and the Original Capitalized Interest Deposit in the Capitalized Interest Account. On each Pre-Funding Remittance Date, the Trustee shall withdraw from the Pre-Funding Account any Pre-Funding Earnings on the amounts on deposit therein and deposit such Pre-Funding Earnings in the Capitalized Interest Account. On each Subsequent Transfer Date, the Trustee shall withdraw from the Pre-Funding Account an amount equal to 100% of the Cut-off Date Principal Balance of each Subsequent Contract to be assigned to the Trust on such Subsequent Transfer Date and pay such amount to or upon the order of the Depositor. On the final Pre-Funding Remittance Date, if any amounts remain in the Pre-Funding Account after the withdrawals specified above, the Trustee shall withdraw such amounts and deposit them in the Certificate Account and the Pre-Funding Account shall be closed.

                  (c) On each Pre-Funding Remittance Date, the Trustee shall transfer from the Capitalized Interest Account to the Certificate Account, the Capitalized Interest Requirement for the related Class or Classes of Certificates for such PreFunding Remittance Date. In addition, the Trustee shall withdraw any Overfunded Amount from the Capitalized Interest Account and pay such amount to the Holders of the Residual Certificates. On the final Pre-Funding Remittance Date, after giving effect to the transfers, if any, described in the preceding sentences, any amounts remaining in the Capitalized Interest Account shall be withdrawn by the Trustee and paid to the Holders of the Residual Certificates and the Capitalized Interest Account shall be closed. Notwithstanding the foregoing, if the final Pre-Funding Remittance Date will occur in the month following the month of the final Subsequent Transfer Date (because such final Subsequent Transfer Date occurs after the Remittance Date in a month), on such final

Subsequent Transfer Date, all amounts on deposit in the Capitalized Interest Account, other than the Capitalized Interest Requirement for such final Pre-Funding Remittance Date, shall be withdrawn by the Trustee and paid to the Holders of the Residual Certificates on such final Subsequent Transfer Date.

                  (d) For federal tax purposes, the Holders of the Residual Certificates shall be responsible for reporting any investment earnings on the Pre-Funding Account and the Capitalized Interest Account and for the payment of any taxes assessed thereon.

         Section 5.02.  Distributions.  (a)  On each Remittance
Date, the Trustee shall distribute out of the Certificate
Account to the extent of the related Amount Available [Available
Funds], the following amounts in the following order of priority:

         [TBD]

         (b) The Trustee shall make distributions in respect of a Remittance Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution) by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or upon written request by a Certificateholder delivered to the Trustee at least five Business Days prior to such Record Date, by wire transfer (but only if such Certificateholder owns one or more Offered Certificates with denominations aggregating at least $1,000,000). Distributions among Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Certificates held by such Certificateholders.

         Section 5.03. Statements. (a) Not later than 12:00 noon New York time on the first Business Day following the Determination Date, the Servicer shall deliver to the Trustee a computer tape or diskette containing the Monthly Report for the related Due Period and such other information as the Trustee shall reasonably require.

         (b) Concurrently with the distributions on each Remittance Date, the Trustee shall deliver to [the Certificate Insurer] each Certificateholder and the Rating Agencies, a statement (the "Trustee's Remittance Report") containing the information set forth below with respect to such Remittance Date:

         [TBD]

         In the case of information furnished pursuant to subclauses (___) and (___) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-Off Date.

         (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Certificateholder, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (___) or (___) as applicable, and (___) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

         Section 5.04.  Investment of Accounts.  (a) All or a
portion of any Account held by the Trustee shall be invested and reinvested by the Trustee, as directed in writing by the Servicer, in one or more Eligible Investments bearing interest or sold at a discount. If an Event of Default shall have occurred and be continuing or if the Servicer does not provide investment directions, the Trustee shall invest all Accounts in Eligible Investments described in paragraph (___) of the definition of Eligible Investments. No such investment in any Account shall mature later than the Business Day immediately preceding the next Remittance Date (except that if such Eligible Investment is an obligation of the Trustee, then such Eligible Investment shall mature not later than such Remittance Date).

         (b) If any amounts are needed for disbursement from any Account held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. The Trustee shall not be liable for any investment loss or other charge resulting therefrom unless the Trustee's failure to perform in accordance with this Section 5.04 is the cause of such loss or charge.

         (c) The Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any investment loss on any Eligible Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon or as provided in subsection
(b) of this Section 5.04).

         (d) All net income and gain realized from investment of, and all earnings on, funds deposited in the Collection Account and the Certificate Account shall be for the benefit of the Servicer as servicing compensation (in addition to the Servicing

Fee), and shall be subject to withdrawal by the Servicer or by the Trustee at the direction of the Servicer. The Servicer shall deposit in the Collection Account or Certificate Account, as the case may be, the amount of any loss incurred in respect of any Eligible Investment held therein which is in excess of the income and gain thereon immediately upon realization of such loss, without any right to reimbursement therefor.

         [Section 5.05. Certificate Insurance Policy. (a) As soon as possible, and in no event later than 11:00 a.m. New York time on the second Business Day immediately preceding the Remittance Date, the Trustee shall furnish the Certificate Insurer and the Servicer with a completed notice in the form set forth as Exhibit A to the Certificate Insurance Policy (the "Notice for Payment") in the event that the Amount Available (excluding Insured Payments), is insufficient to pay the Guaranteed Interest Payment Amount and the Guaranteed Principal Payment Amount. The Notice for Payment shall specify the amount of Insured Payment and shall constitute a claim for an Insured Payment pursuant to the Certificate Insurance Policy. Upon receipt of Insured Payments on behalf of the Holders of the affected Class of Insured Certificates under the Certificate Insurance Policy, the Trustee shall deposit such Insured Payments in the Certificate Account and shall distribute such Insured Payments pursuant to
Section 5.02.

         (b) The Trustee shall receive, as attorney-in-fact of each Holder of an Insured Certificate, any Insured Payment from the Certificate Insurer and disburse the same to each Holder of the affected Class of Certificates in accordance with the provisions of Section 5.02.


         (c) The Trustee shall keep complete and accurate records of the amount of Insured Payments and the Certificate Insurer shall have the right to inspect such records at reasonable times upon one Business Day's prior notice to the Trustee.

         (d) If the payment of a Guaranteed Interest Payment Amount or a Guaranteed Principal Payment Amount pursuant to the Certificate Insurance Policy is voided (a "Preference Event") under any applicable bankruptcy, insolvency, receivership or similar law in an Insolvency Proceeding, and, as a result of such a Preference Event, the Trustee is required to return such voided payment, or any portion of such voided payment, made in respect of a Class of Insured Certificates (an "Avoided Payment"), the Trustee shall furnish to the Certificate Insurer (x) a certified copy of a final order of a court exercising jurisdiction in such Insolvency Proceeding to the effect that the Trustee is required to return any such payment or portion thereof during the term of the Certificate Insurance Policy because such payment was voided under applicable law, with respect to which order the appeal period has expired without an appeal having been filed (the "Final Order"), (y) an assignment, in form reasonably satisfactory to the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Trustee relating to or arising under such Avoided Payment and (z) a Notice for Payment appropriately completed and executed by the Trustee. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Trustee directly. The Trustee is not permitted to make a claim on the Trust or on any Certificateholder for payments made to Certificateholders under the Certificate Insurance Policy which are characterized as preference payments by any bankruptcy court having jurisdiction over any bankrupt Obligor unless ordered to do so by such bankruptcy court.]

                                  ARTICLE VI

                               The Certificates


         Section 6.01. The Certificates. (a) The Certificates shall be substantially in the respective forms set forth in Exhibits A-___ through A-___ and shall, on original issue, be executed, authenticated and delivered by the Trustee to or upon the order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust.

         (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         (c) The Residual Certificates (except for the Tax Matters Person Residual Interest) shall be issued in fully registered form in minimum Percentage Interests of 10% and integral multiples of 10% in excess thereof (except one Certificate of such Class which may be issued in a Percentage Interest which is not an integral multiple of 10%).

         (d) The Offered Certificates shall be issued in fully registered form in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof, except that one Offered Certificate of each Class may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Original Class Certificate Balance of such Class. On the Closing Date, the Trustee will execute and authenticate one or more Book-Entry Certificates in an aggregate principal amount that shall equal the Original Class Certificate Balance of each Class of Offered Certificates.

         (e) Except as provided in paragraph (f) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the

Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

         All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement the terms of this Agreement shall control.

         (f) If (i) (x) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository, and (y) the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Default, the Certificate Owners representing Percentage Interests aggregating not less than 51% of all the Offered Certificates advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive fully registered certificates to Certificate Owners is no longer in the best interests of the Certificate Owners, then upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by the registration instructions from the Depository for registration, the Trustee shall at the Depositor's expense execute and authenticate Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar, the Servicer, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

         Section 6.02. Registration of Transfer and Exchange of Certificates.

(a) The Certificate Registrar shall cause to be kept at the Corporate Trust Office a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

         Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

         (b) Subject to the restrictions on transfer and exchange set forth in this Section 6.02, the holder of any Certificate may transfer or exchange the same in whole or in part (in an initial certificate balance equal to the minimum authorized denomination or any integral multiple of $1,000 in excess thereof) by surrendering such Certificate at the Corporate Trust Office, or at the office of any transfer agent, together with an executed instrument of assignment and transfer satisfactory in form and substance to the Certificate Registrar in the case of transfer and a written request for exchange in the case of exchange. Following a proper request for transfer or exchange, the Certificate Registrar shall cause the Trustee to authenticate and the Certificate Registrar to deliver to the transferee (in the case of transfer) or holder (in the case of exchange) a Certificate or Certificates, as the case may require, for a like aggregate Percentage Interest and in such authorized denomination or denominations as may be requested.

         (c) No transfer of a Residual Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event of any such transfer, the Trustee shall require
(i) a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee that such transfer may be made pursuant to an exemption from said Act, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor, the Servicer or the Trust and (ii) the transferee to execute a Transferee Letter certifying to the Depositor and the Trustee the facts surrounding such transfer, which Transferee Letter shall not be an expense of the Trustee, the Depositor, the Servicer or the Trust. The Holder of a Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         (d) No transfer of a Residual Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee and the Depositor, to the effect that either such transferee is not an employee benefit plan subject to Section 406 of ERISA, nor a person acting on behalf of any such plan, or the source of funds used to purchase such Certificates constitute assets allocated to an "insurance company general account" (as defined under Section V of the United States Department of Labor's Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and as of the date of purchase of such Certificates, satisfies all of the applicable requirements for relief under Sections I and IV of PTCE 95-60, which representation letter shall not be an expense of the Trustee, the Depositor, the Servicer or the Trust, or (ii) in the case of a Residual Certificate presented for registration in the name of an employee benefit plan subject to ERISA, and
Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan, an Opinion of Counsel satisfactory to the Trustee and the Servicer to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor, the Servicer or the Trust. Notwithstanding anything else to the contrary herein, in the event any purported transfer of any Residual Certificate is made without delivery of the representation letter referred to above, such representation shall be deemed to have been made by the Transferee by its acceptance of such Certificate. In addition, any purported transfer of a Residual Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

         (e) No sale or other transfer of record or beneficial ownership of a Residual Certificate (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) shall be made to a Disqualified Organization. The transfer, sale or other disposition of a Residual Certificate (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) to a Disqualified Organization shall be deemed to be of no legal force or effect whatsoever and such transferee shall not be deemed to be a Holder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate. Furthermore, in no event shall the Trustee accept surrender for transfer, registration of transfer, or register the transfer, of any Residual Certificate nor countersign and make available any new Residual Certificate unless the

Trustee has received an affidavit from the proposed transferee in the form attached hereto as Exhibit H. Each Holder of a Residual Certificate, by its acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section 6.02(e).

         The foregoing provisions of this Section 6.02(e) shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trustee, in form and substance satisfactory to the Trustee,
(i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section 6.02(e) will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause the REMIC Trust to fail to qualify as a REMIC.

         (f) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         All Certificates surrendered for registration of transfer or exchange shall be canceled by the Certificate Registrar and disposed of pursuant to its standard procedures.

         Section 6.03. Mutilated, Destroyed, Lost or Stolen Certificates.  If
(i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section 6.03, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section 6.03, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 6.04. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Servicer, the Depositor, the

Trustee, the Certificate Registrar, any Paying Agent and any agent of the Servicer, the Depositor, the Trustee, any Paying Agent or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and none of the Servicer, the Depositor, the Trustee, the Certificate Registrar nor any agent of any of them shall be affected by notice to the contrary.

         Section 6.05. Appointment of Paying Agent. (a) The Paying Agent shall make distributions to Certificateholders from the Certificate Account pursuant to Section 5.02 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor [and the Certificate Insurer].

         (b) The Trustee shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

                                  ARTICLE VII

                        The Depositor and the Servicer


         Section 7.01. Liability of the Depositor and the Servicer. The Depositor and the Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor or Servicer, as the case may be, herein.

         Section 7.02. Merger or Consolidation of, or Assumption of the Obligations of, the Depositor or the Servicer. Any corporation into which the Depositor or the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Depositor or the Servicer shall be a party, or any corporation succeeding to the business of the Depositor or the Servicer shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 7.03. Limitation on Liability of the Depositor, the Servicer and Others. Neither the Depositor, the Servicer nor any of the directors or officers or employees or agents of the Servicer or the Depositor shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer or the Depositor, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties of the Servicer or the Depositor or by reason of its reckless disregard of its obligations and duties of the Servicer or the Depositor hereunder. The Servicer, the Depositor and any director or officer or employee or agent of the Servicer or the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer, the Depositor and any director or officer or employee or agent of the Servicer or the Depositor shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Contract (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder. The Servicer and the Depositor may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer or the Depositor, as the case may be, shall be entitled to be reimbursed therefor pursuant to
Section 3.04(viii). The Servicer's right to indemnity or reimbursement pursuant to this Section 7.03 shall survive any resignation or termination of the Servicer pursuant to Section 7.04 or 8.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

         Section 7.04. Servicer Not to Resign. Subject to the provisions of
Section 7.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Trustee and the Depositor in writing and such proposed successor servicer is reasonably acceptable to the Trustee and the Depositor; [and] (b) each Rating Agency shall have delivered a letter to the Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Offered Certificates[; and (c) such proposed successor servicer is reasonably acceptable to the Certificate Insurer, as evidenced by a letter to the Trustee]; provided, however, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of (i) above, the Trustee shall have assumed the Servicer's responsibilities and obligations hereunder or the Trustee shall have designated a successor servicer in accordance with Section 8.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified herein as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer pursuant to clause
(i) above shall be evidenced by an Opinion of Counsel to such effect delivered to [the Certificate Insurer,] the Depositor and the Trustee.

         Section 7.05. Rights of the Depositor in Respect of the Servicer. The Servicer shall afford the Depositor, upon reasonable notice, during normal business hours access to all records maintained by the Servicer in respect of its rights and obligations hereunder and access to officers of the Servicer responsible for such obligations. Upon request, the Servicer shall furnish the Depositor with its most recent financial statements and such other information as the Servicer possesses regarding its businesses, affairs, property and condition, financial or otherwise.


         The Depositor may, but is not obligated to, enforce the obligations of the Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer hereunder or exercise the rights of the Servicer hereunder; provided that the Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Servicer and is not obligated to supervise the performance of the Servicer under this Agreement or otherwise.

                                 ARTICLE VIII

                             Servicer Termination

         Section 8.01. Events of Default. (a) If any one of the following events shall occur and be continuing, it shall constitute an "Event of Default":

                         (i) The failure by the Servicer to deposit in the Collection Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of five Business Days after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee [by the Certificate Insurer] or by Holders of Certificates of any Class evidencing Percentage Interests aggregating not less than 25% of such Class; or

                        (ii) The failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days, after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee [by the Certificate Insurer] or by Holders of Certificates of any Class evidencing Percentage Interests aggregating not less than 25% of such Class; or

                       (iii) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 75 consecutive days; or

                        (iv) The Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 75 days; or

                         (v) The Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

                        (vi) So long as the Originator is an Affiliate of the Servicer, any failure of the Originator, to repurchase, or substitute an Eligible Substitute Contract for, any Contract as required by Exhibit D hereto; or

                       (vii) Any failure of the Servicer to pay any Monthly Advance required to be made from its own funds that continues unremedied for a period of one Business Day.

         (b) If an Event of Default shall occur and be continuing then, and in each and every such case, so long as an Event of Default shall not have been remedied, (x) with respect solely to clause (vii) above, if such payment is not made by 12:00 Noon New York time on the applicable Remittance Date, the Trustee, upon receipt of written notice or discovery by a Responsible Officer of such failure, shall give immediate telephonic notice of such failure to [the Certificate Insurer,] a Servicing Officer of the Servicer and the Depositor, and the Trustee shall terminate all of the rights and obligations of the Servicer under this Agreement and the Trustee, or a successor servicer appointed in accordance with Section 8.02, shall immediately make such payment and assume, pursuant to Section 8.02 hereof, the duties of a successor Servicer and (y) in all other cases, the Trustee shall, at the direction of [the Certificate Insurer or] the Holders of Offered Certificates evidencing Percentage Interests aggregating not less than 51% of all Offered Certificates [with the consent of the Certificate Insurer], by notice then given in writing to the Servicer (and to the Trustee if given by Holders of Certificates), terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the Servicer shall also be given to [the Certificate Insurer,] each Rating Agency and the Depositor. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Contracts or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, including without limitation, documents to make the Trustee or a successor Servicer the sole lienholder or legal title holder of record of each Manufactured Home, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination or otherwise. The Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that shall at the time be held by the Servicer and are to be deposited by it in the Collection Account, or that have been deposited by the Servicer in the Collection Account or thereafter received by the Servicer with respect to the Contracts. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Contract Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 8.01 shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Trustee, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses. The Servicer shall transfer, at its expense, to the successor Servicer (i) the Servicer's records relating to the Contracts in such electronic form as such successor may reasonably request and (ii) the Contracts and Contract Files in the Servicer's possession. Notwithstanding the removal of the Servicer, the Servicer shall be entitled to receive any amounts accrued and unpaid, or otherwise due to the Servicer, on or prior to the date of such removal as and when the Servicer would have been entitled to receive such amounts hereunder had no such removal occurred.

         [(c) Upon the occurrence and continuation of a Trigger Event, the Certificate Insurer may, in its sole discretion, require the Trustee by written notice to (i) terminate all of the rights and responsibilities of the Servicer under this Agreement, (ii) proceed with the provisions for servicing by the Trustee and/or (iii) appoint a successor to the Servicer pursuant to Sections 8.01(b) and 8.02 of this Agreement. Upon the taking of any such action, the Trustee shall give written notice thereof to each Rating Agency.


         Section 8.02. Trustee to Act; Appointment of Successor. (a) On and after the time the Servicer receives a notice of termination pursuant to Section
8.01 or resigns pursuant to Section 7.04, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on and after its succession. As compensation therefor, the Trustee shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Servicer, or (ii) if the Trustee is legally unable so to act, the Trustee may (in the situation described in clause
(i)) or shall (in the situation described in clause (ii)) appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other servicer qualified to service the Contracts under federal and state laws and regulations and servicing not less than $100,000,000 outstanding principal amount of manufactured housing installment sales contracts and manufactured housing installment loan agreements as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided that [any such successor Servicer shall be acceptable to the Certificate Insurer, as evidenced by the Certificate Insurer's prior written consent which consent shall not be unreasonably withheld and provided further that] the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the then-current ratings assigned to the Offered Certificates by the Rating Agencies. Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on the Contracts in an amount equal to the compensation which the Servicer would otherwise have received pursuant to
Section 3.10 (or such lesser compensation as the Trustee and such successor shall agree). The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer to pay any deductible under an insurance policy pursuant to Section 3.07 or to indemnify the Trustee pursuant to Section 9.05), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

         (b) Any successor, including the Trustee, to the Servicer as servicer shall during the term of its service as servicer (i) continue to service and administer the Contracts for the benefit of Certificateholders, (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.07.

         Section 8.03. Waiver of Defaults. The Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of all the Percentage Interests in the Trust, may, on behalf of all Certificateholders, [and subject to the prior written consent of the Certificate Insurer,] waive any events permitting removal of the Servicer as servicer pursuant to this Article VIII, provided, however, that such Certificateholders may not waive a default in making a required deposit necessary for distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies.

         Section 8.04. Notification to Certificateholders. Upon any termination or appointment of a successor to the Servicer pursuant to this Article VIII or
Section 7.04, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register, the [Certificate Insurer,] the Depositor and each Rating Agency.

         [Section 8.05. Rights of the Certificate Insurer to Exercise Rights of Holders of Insured Certificates. By accepting its Certificate, each Holder of an Insured Certificate agrees that unless a Certificate Insurer Default exists, the Certificate Insurer shall have the right to exercise all rights of the Holders of Insured Certificates under this Agreement and under the Insured Certificates without any further consent of such Certificateholders, including, without limitation:

         (a) the right to require the Originator to repurchase Contracts pursuant to Exhibit D hereto;

         (b) the right to give notices of breach or to terminate the rights and obligations of the Servicer as servicer pursuant to Section 8.01 hereof and to consent to or direct waivers of Servicer defaults pursuant to Section 8.03 hereof;

         (c) the right to direct the actions of the Trustee during the continuance of a Servicer default pursuant to Sections 8.01 and 8.02 hereof;





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



         (d) the right to institute proceedings against the Servicer pursuant to Section 8.01 hereof;

         (e) the right to direct the Trustee to investigate certain matters pursuant to Section 9.02 hereof;

         (f) the right to remove the Trustee pursuant to Section 9.07 hereof;
and

         (g) the right to direct foreclosures upon the failure of the Servicer to do so in accordance with this Agreement.

In addition, each Holder of an Insured Certificate agrees that, unless a Certificate Insurer Default exists, the rights specifically enumerated above may be exercised by such Certificateholders only with the prior written consent of the Certificate Insurer.]

         [Section 8.06. Trustee To Act Solely with Consent of the Certificate Insurer. Unless a Certificate Insurer Default exists, the Trustee shall not, without the Certificate Insurer's consent or unless directed by the Certificate Insurer:

         (a) terminate the rights and obligations of the Servicer as Servicer pursuant to Section 8.01 hereof;

         (b) agree to any amendment pursuant to Article XI hereof, provided however that such consent shall not be unreasonably withheld; or

         (c) undertake any suits for enforcement as provided in Section 9.13.

         The Certificate Insurer may, in writing and in its sole discretion renounce all or any of its rights under Sections 8.05, 8.06 or 8.07 or any requirement for the Certificate Insurer's consent for any period of time.]

         [Section 8.07. Trust Held for Benefit of the Certificate Insurer. The Trustee shall hold the Trust for the benefit of the Certificateholders and the Certificate Insurer and all references in this Agreement and in the Certificates to the benefit of Holders of the Certificates shall be deemed to include the Certificate Insurer. The Trustee shall cooperate in all reasonable respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement and the Certificates unless, as stated in an Opinion of Counsel addressed to the Trustee and the Certificate Insurer, such action is adverse to the interests of the Certificateholders or diminishes the rights of the Certificateholders or imposes additional burdens or restrictions on the Certificateholders.

         The Servicer hereby acknowledges and agrees that it shall service the Contracts for the benefit of the Certificateholders and for the benefit of the Certificate Insurer, and all references in this Agreement to the benefit of or actions on behalf of the Certificateholders shall be deemed to include the Certificate Insurer.]

         [Section 8.08. Certificate Insurer Default. Notwithstanding anything elsewhere in this Agreement or in the Certificates to the contrary, if a Certificate Insurer Default exists, or if and to the extent the Certificate Insurer has delivered its written renunciation of its rights, the provisions of this Article VIII and all other provisions of this Agreement which (a) permit the Certificate Insurer to exercise rights of the Certificateholders, (b) restrict the ability of the Depositor, the Certificateholders, the Servicer or the Trustee to act without the consent or approval of the Certificate Insurer,
(c) provide that a particular act or thing must be acceptable to the Certificate Insurer, (d) permit the Certificate Insurer to direct (or otherwise to require) the actions of the Trustee, the Servicer or the Certificateholders, (e) provide that any action or omission taken with the consent, approval or authorization of the Certificate Insurer shall be authorized hereunder or shall not subject the party taking or omitting to take such action to any liability hereunder or (f) which have a similar effect, shall be of no further force and effect and the Trustee shall administer the Trust and perform its obligations hereunder solely for the benefit of the Holders of the Certificates. Nothing in the foregoing sentence, nor any action taken pursuant thereto or in compliance therewith, shall be deemed to have released the Certificate Insurer from any obligation or liability it may have to any party or to the Certificateholders hereunder, under any other agreement, instrument or document (including, without limitation, the Certificate Insurance Policy) or under applicable law.]

                                  ARTICLE IX

                                  The Trustee

         Section 9.01. Duties of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred (which has not been cured) of which a Responsible Officer has knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                         (i) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                        (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the facts related thereto;

                       (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith [in accordance with the consent or direction of the Certificate Insurer or] in accordance with the direction of the Holders of Certificates of any Class evidencing Percentage Interests aggregating not less than 51% of such Class relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement; and

                        (iv) the Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clause (a) of Section 8.01 unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer[, the Certificate Insurer] or the Holders of Certificates of any Class evidencing Percentage Interests aggregating not less than 25% of such Class.

         The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         Section 9.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 9.01:

                         (i) the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                        (ii) the Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;





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



                       (iii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders [or the Certificate Insurer,] pursuant to the provisions of this Agreement, unless such Certificateholders [or the Certificate Insurer] shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured) of which a Responsible Officer has knowledge, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                        (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                         (v) prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by Holders of Certificates of any Class evidencing Percentage Interests aggregating not less than 51% of such Class; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding;

                        (vi) the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Servicer until such time as the Trustee may be required to act as Servicer pursuant to
         Section 8.02; and


                       (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and the Trustee shall not be responsible for any misconduct on the part of any agents or attorneys appointed by it with due care.

         Section 9.03. Trustee Not Liable for Certificates or Contracts. The recitals contained herein and in the Certificates (other than the execution by, and the authentication of, the Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Contract or related document. The Trustee shall not be accountable for the use or application by the Servicer, or for the use or application of any funds paid to the Servicer in respect of the Contracts or deposited in or withdrawn from the Collection Account by the Servicer.

         Section 9.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may transact any banking and trust business with the Depositor, the Seller, the Originator or the Servicer.

         Section 9.05. Servicer to Pay Trustee's Fees and Expenses. The Trustee shall be entitled to the Trustee's Fee as reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee. Except as otherwise provided in
Section 2.10, the Servicer covenants and agrees to indemnify the Trustee and its officers, directors, employees and agents from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses (i) incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties hereunder or by reason of the Trustee's reckless disregard of obligations and duties hereunder or (ii) resulting from any error in any tax or information return prepared by the Servicer.




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



This section shall survive termination of this Agreement or the resignation or removal of any Trustee hereunder.

         Section 9.06. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, [, be approved for insurance by the Secretary of Housing and Urban Development pursuant to
Section 2 of the National Housing Act,] having a combined capital and surplus of at least $50,000,000 and a minimum long-term deposit rating of BBB by S&P and Baa3 by Moody's, and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.07.

         Section 9.07. Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer [, the Certificate Insurer] and each Rating Agency. Upon receiving such notice of resignation, the Depositor, shall promptly appoint a successor Trustee [(approved in writing by the Certificate Insurer, such approval not to be unreasonably withheld)] by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. Promptly following the appointment of any successor Trustee, such successor Trustee shall give written notice thereof to each Certificateholder.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Depositor [or the Certificate Insurer], or if at any time the Trustee shall be




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



legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then [the Certificate Insurer,] the Depositor or the Servicer may remove the Trustee. If the Trustee is removed under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee [(approved in writing by the Certificate Insurer, such approval not to be unreasonably withheld)] by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

         The Depositor [and the Certificate Insurer] or the Holders of Certificates evidencing Percentage Interests aggregating at least 51% of all Certificates may at any time remove the Trustee by written instrument or instruments delivered to the Servicer, the Depositor and the Trustee, and the Depositor shall thereupon use its best efforts to appoint a successor trustee in accordance with this Section.

         Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 9.08.

         Section 9.08. Successor Trustee. Any successor Trustee appointed as provided in Section 9.07 shall execute, acknowledge and deliver to the Depositor, the Servicer and to its predecessor Trustee [and the Certificate Insurer] an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Depositor, the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

         No successor Trustee shall accept appointment as provided in this
Section 9.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 9.06.

         Upon acceptance of appointment by a successor Trustee as provided in this Section 9.08, the Servicer shall mail notice of




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



the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Servicer fails to mail such notice within 30 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

         Section 9.09. Merger or Consolidation of Trustee.  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of
Section 9.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 9.10. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property or Manufactured Home may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee [and the Certificate Insurer] to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.08.

         Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                         (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and




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



         such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the

         Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                        (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

                       (iii) the Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of an Event of Default, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor and the Servicer.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

         Section 9.11. Limitation of Liability. The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.


         Section 9.12. Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit or the Certificateholders in respect of which such judgment has been recovered.

         Section 9.13. Suits for Enforcement. Subject to Section 8.05(c) in case an Event of Default or other default by the Servicer hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

         Section 9.14. Obligor Claims. (a) No obligation or liability to any Obligor under any of the Contracts is intended to be assumed by the Trust, the Trustee or the Certificateholders under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Trust, the Trustee and the Certificateholders expressly disclaim such assumptions.

         (b) In connection with any offset defenses, or affirmative claims for recovery, asserted in legal actions brought by Obligors under one or more Contracts based upon provisions therein complying with, or upon other rights or remedies arising from, any legal requirements applicable to the Contracts, including, without limitation, the Federal Trade Commission's

Trade Regulation Rule Concerning Preservation of Consumers' Claims and Defenses (16 C.F.R. Section 433) as amended from time to time:

                  (i) The Trustee is not, and shall not be deemed to be, either in any individual capacity, as trustee hereunder or otherwise, a creditor, or a joint venturer with or an Affiliate of, or acting in concert or cooperation with, any seller of home improvements, in the arrangement, origination or making of Contracts. The Trustee is the holder of the Contracts only as trustee on behalf of the Certificateholders, and not as a principal or in any individual or personal capacity;

         (ii) The Trustee shall not be personally liable for or obligated to pay Obligors any affirmative claims asserted thereby, or responsible to Certificateholders for any offset defense amounts applied against Contract payments, pursuant to such legal actions;

         (iii) The Trustee will pay, solely from available Trust monies, affirmative claims for recovery by Obligors only pursuant to final judicial orders or judgments, or judicially approved settlement agreements, resulting from such legal actions;

         (iv) The Trustee will comply with judicial orders and judgments which require its actions or cooperation in connection with Obligors' legal actions to recover affirmative claims against Certificateholders; and

         (v) The Trustee will cooperate with and assist
         Certificateholders in their defense of legal actions by Obligors to recover affirmative claims if such cooperation and assistance is not contrary to the interests of the Trustee is a party to such legal actions and if the Trustee is satisfactorily indemnified for all liability, costs and expenses arising therefrom.

         Section 9.15. Back-Up Servicer. The provisions of this Article IX shall not apply to, or otherwise limit, the obligations of _____________________ in its capacity as successor Servicer hereunder or any successor thereto appointed as provided herein.




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



                                   ARTICLE X

                                  Termination

         Section 10.01. Termination. (a) The respective obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby shall terminate upon the last action required to be taken by the Trustee on the final Remittance Date pursuant to this Article X following [the later of (A) payment in full of all amounts owing to the Certificate Insurer and (B)] the earlier of (i) the day following the Remittance Date on which the final distribution on the Certificates has been made, and (ii) the final payment or other liquidation of the last Contract remaining in the Trust or the disposition of all REO Property; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.


         In addition, subject to Section 10.02, the Servicer may, at its option, terminate this Agreement on any date on which the Pool Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance by purchasing, on the next succeeding Remittance Date, all of the outstanding Contracts and REO Properties at a price equal to the sum of (x) 100% of the unpaid principal balance of each outstanding Contract and each REO Property, and (y) the greater of (a) the aggregate amount of accrued and unpaid interest on the Contracts through the related Due Period and (b) 30 days' interest thereon at a rate equal to the Net Contract Rate [and (z) all amounts due to the Certificate Insurer under this Agreement and the Insurance Agreement] (the "Termination Price").

         Any such purchase shall be accomplished by delivery of the Termination Price to the Trustee for deposit into the Certificate Account on the Determination Date before the Remittance Date on which the Termination Price is to be distributed.

         (b) Notice of any termination, specifying the Remittance Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee [to the Certificate Insurer and] by letter to Offered Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (i) the Remittance Date upon which final distribution of the Offered Certificates will be made upon presentation and surrender of Offered Certificates at the office or agency of the Trustee therein designated, (ii) the amount of any such final distribution and (iii) that the Record Date otherwise applicable to such Remittance Date is not applicable, distributions being made only upon presentation and surrender of the Offered Certificates at the office or agency of the Trustee therein specified.

         (c) Upon presentation and surrender of the Offered Certificates, the Trustee shall cause to be distributed to the holders of Offered Certificates on the Remittance Date for such final distribution, in proportion to the Percentage Interests of their respective Classes of Certificates and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to the Holders of each Class of Offered Certificates pursuant to
Section 5.02 for such Remittance Date. [On the final Remittance Date, the Trustee will withdraw from the Certificate Account and remit to the Certificate Insurer the unpaid amounts due and owing to the Certificate Insurer pursuant to
Section 5.02 and the Insurance Agreement.]

         (d) In the event that all of the Offered Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Remittance Date, the Trustee shall promptly following such date cause all funds in the Certificate Account not distributed in final distribution to such Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders and the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Regular Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

         Section 10.02. Additional Termination Requirements. (a) In the event that the Servicer exercises its purchase option as provided in Section 10.01, the REMIC Trust shall be terminated in accordance with the following additional requirements, unless the Trustee has been furnished with an Opinion of Counsel to the effect that the failure of the REMIC Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" of the REMIC Trust as defined in Section 860F(a)(2) of the Code, or (ii) cause the REMIC Trust to fail to qualify as a REMIC at any time that any REMIC Certificates are outstanding:

                (i) Within 90 days prior to the final Remittance Date, the Servicer shall adopt and the Trustee shall sign a plan of complete liquidation of the REMIC Trust meeting the requirements of a "Qualified Liquidation" under Section 860F of the Code and any regulations thereunder;

         (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Remittance Date, the Trustee shall sell all of the assets of the REMIC Trust to the Servicer for cash; and

         (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited (A) to the Holders of each Class of Offered Certificates the applicable Class Certificate Balance, plus one month's interest thereon at the applicable Certificate Rate, [(B) to the Certificate Insurer all unreimbursed Insured Payments and other amounts owing to the Certificate Insurer under the Insurance Agreement] and (C) to the Residual Certificateholders, all cash on hand after such payments (other than cash retained to meet claims) and the Trust shall terminate at such time.

         (b) By their acceptance of the Certificates, the Holders thereof hereby appoint the Trustee as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Trustee as their attorney in fact to sign such plan) as appropriate [or upon the written request of the Certificate Insurer,] and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

                                  ARTICLE XI

                           Miscellaneous Provisions

         Section 11.01. Amendment. (a) This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, in each case without the consent of any of the Certificateholders, [but only with the consent of the Certificate Insurer (which consent shall not be unreasonably withheld),] (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provisions herein that may be inconsistent with any other provisions herein or deal with any matter not covered (i.e., to give effect to the intent of the parties and, if applicable, to the expectations of the Certificateholders), (iii) to add to the duties of the Servicer, (iv) to add any other provisions with respect to matters or questions arising under this Agreement [or the Certificate Insurance Policy, as the case may be,] which shall not be inconsistent with the provisions of this Agreement, (v) to add or amend any provisions of this Agreement as required by any Rating Agency or any other nationally recognized statistical rating agency in order to maintain or improve any rating of the Offered Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, none of the Trustee, the Depositor, the Seller, the Originator or the Servicer is obligated to obtain, maintain or improve any such rating) or (vi) to add or amend any provisions of this Agreement to such extent as shall be necessary to maintain the qualification of the REMIC Trust as a REMIC; provided, however, that (x) as evidenced by an Opinion of Counsel (at the expense of the requesting party) in each case such action shall not, adversely affect in any material respect the interest of any Certificateholder, (y) in each case, such action is necessary or desirable to maintain the qualification of the REMIC Trust as a REMIC or shall not adversely affect such qualification and (z) if the opinion called for in clause (x) cannot be delivered with regard to an amendment pursuant to clause
(vi) above, such amendment is necessary to maintain the qualification of the REMIC Trust as a REMIC; and provided, further, that the amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Offered Certificates.

         (b) This Agreement also may be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of [the Certificate Insurer and] the Holders of Certificates evidencing Percentage Interests aggregating at least 51% of each

Class which is affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments on the Certificates or distributions [or payments under the Certificate Insurance Policy] which are required to be made on any Certificate without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding.

         (c) An amendment made with the consent of all Certificateholders and executed in accordance with this Section 11.01 shall be permitted or authorized by this Agreement notwithstanding that the Opinion of Counsel required by
Section 11.01(a)(vi)(y) may conclude that such amendment would adversely affect the qualification of the REMIC Trust as a REMIC.

         (d) Promptly after the execution of any such amendment made with the consent of the Certificateholders, the Trustee shall furnish fully executed original counterparts of the instruments effecting such amendment [to the Certificate Insurer and] to each Rating Agency.

         (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

         Section 11.02. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.


         No Certificateholder shall have any right to vote (except as expressly provided in this Agreement) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any

Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class evidencing Percentage Interests aggregating not less than 51% of such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.02, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.03. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK OTHER THAN THE CHOICE OF LAW PROVISIONS THEREOF AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 11.04. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to:


         The Trustee:

         The Depositor:                     UCFC Funding Corporation
                                            4041 Essen Lane
                            Baton Rouge, Louisiana 70809
                              Attention: H. C. McCall, III
                                                       President
                                            Tel: (504) 924-6007
                                            Fax: (504) 922-4244

         The Servicer:                      United Companies Lending
                                              Corporation
                                            4041 Essen Lane
                                            Baton Rouge, Louisiana 70809
                                            Attention: B. Dale Quick,
                                                       Senior Vice President
                                            Copy to:  C. Geron Hargon,
                                                      President
                                            Tel: (504) 924-6007
                                            Fax: (504) 922-4244

         [The Certificate
         Insurer        :


         Moody's:                           Moody's Investors Service
                                            99 Church Street
                                            New York, New York 10007
                                            Attention: The Home Equity
                                            Monitoring Department

         S & P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc. 26 Broadway
                                            15th Floor
                                            New York, New York 10004
                                            Attention: Surveillance Dept.

         Fitch:                             Fitch Investors Service L.P.
                                            1 State Street Plaza
                                            New York, New York 10004
                                            Attention:


Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice. Any notice or other document required to be delivered or mailed by the Trustee to any Rating Agency shall be given on a best efforts basis and only as a matter of courtesy and accommodation and the Trustee shall have no liability for failure to deliver such notice or document to any Rating Agency.

         Section 11.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 11.06. Certificates Nonassessable and Fully Paid. The parties agree that the Certificateholders shall not be personally liable for obligations of the Trust, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and that the Certificates upon execution, authentication and delivery thereof by the Trustee pursuant to Section 6.01 are and shall be deemed fully paid.

         Section 11.07. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 11.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         Section 11.09 Exhibits. The Exhibits referred to herein are incorporated herein as an integral part of this Agreement.

                  IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers all as of the day and year first above written.




                             UCFC FUNDING CORPORATION,
                               as Depositor


                             By:______________________________________________
                                Name:
                                Title:


                              UNITED COMPANIES LENDING CORPORATION (Registered),
                                as Servicer


                               By:_____________________________________________
                                  Name:
                                  Title:



                               [                           ],
                                  as Trustee


                               By:_____________________________________________
                                  Name:
                                  Title:

                                                                   EXHIBIT B

                              DEFINITIONS


                  Account:  Any of the Collection Account, the
Certificate Account, the Pre-Funding Account and the Capitalized
Interest Account.

                  Accrual Period: As to any Remittance Date and the Fixed Rate Certificates, the calendar month preceding the month of such Remittance Date. As to any Remittance Date and the Floating Rate Certificates, the period beginning on the 15th day of the month preceding the month of such Remittance Date (or in the case of the first Remittance Date, beginning on the Closing Date) and ending on the 14th day of the month of such Remittance Date.

                  Addition Notice: As to any Subsequent Transfer Date, written notice to the Trustee [and the Certificate Insurer] from the Originator given at least 10 Business Days prior to such Subsequent Transfer Date identifying the related Subsequent Contracts and the aggregate Cut-off Date Principal Balance thereof and accompanied by an electromagnetic data file for such Subsequent Contracts.

                  [Additional Deposit: As to any Subsequent Transfer Date, an amount equal to the sum of (i) the product of the percentage used in the definition of Base Requirement and the aggregate Cut-off Date Principal Balance as of the related Subsequent Cut-off Date of the Subsequent Contracts being transferred on such date, and (ii) the amount, if any, required to be deposited in the Spread Sub-Account with respect to the Subsequent Contracts transferred and sold on such Subsequent Transfer Date as provided in Section ________ subject to the limits set forth in Section _____.]

                  Adjusted Remittance Rate: As to any Remittance Date, a per annum rate equal to the sum of (x) the Expense Fee Rate and (y) the average of the Remittance Rates for the Classes of Offered Certificates, weighted on the basis of their respective Class Certificate Balances as of the first day of the Due Period related to such Remittance Date. As of the Closing Date, the Adjusted Remittance Rate is ___________________%.

                  Affiliate: As to any Person, any other Person controlling, controlled by or under common control with such Person. "Control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. "Controlled" and "Controlling" have meanings correlative to the foregoing. The Trustee may conclusively presume that a Person is not an Affiliate of another Person unless an Authorized Officer of the Trustee has actual knowledge to the contrary.

                  Agreement: This Pooling and Servicing Agreement, as it may be amended from time to time, and including the Exhibits hereto.

                  Amount Available: As to any Remittance Date, an amount equal to the sum of (i) the amount on deposit in the Collection Account at the close of business on the related Determination Date, net of the Amount Held for Future Distribution and net of the amounts permitted to be withdrawn therefrom pursuant to clauses (ii) - (viii) of Section 3.04, (ii) the amount of the related Monthly Advance and (iii) the aggregate Purchase Prices and Substitution Adjustment Amounts deposited in the Collection Account on the related Deposit Date.

                  Amount Available for Senior Principal: As to any Remittance Date, the Amount Available [Available Funds] for such Remittance Date reduced by the aggregate amount distributable on such Remittance Date in respect of the Senior Certificates.

                  Amount Held for Future Distribution: As to any Remittance Date, the aggregate amount held in the Collection Account at the close of business on the related Determination Date on account of (i) Principal Prepayments and Liquidation Proceeds received after the related Prepayment Period and (ii) all Scheduled Payments due after the related Due Period.

                  Applicable Filing Office: As to any Person identified below, the office of the Secretary of State of the state indicated opposite such Person's name below:

                  Person                                      State
                  ------                                      -----
                  UCFI                                        Minnesota
                  UNICOR                                      Louisiana
                  UCLC                                        Louisiana
                  Seller                                      Nevada
                  Depositor                                   Louisiana

                  Appraised Value: The appraised value of any Manufactured Home based upon the appraisal made at the time of origination of the related Contract.

                  Authorized Officer: With respect to any Person, any person who is authorized to act for such Person in matters relating to this Agreement, and whose action is binding upon such Person, with respect to the Depositor and the Servicer, initially including those individuals whose names appear on the lists of Authorized Officers delivered on the Closing Date and with respect to the Trustee, the Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the

Committee on Trust Matters, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, the Cashier, any assistant cashier, any trust officer, the Controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  [Available Funds: As to any Remittance Date, the sum of (a) the Amount Available, (b) the amount withdrawn from the Reserve Account pursuant to Section __ and (c) Insured
Payments.]

                  [Base Requirement: As such term is defined in the Insurance Agreement.]

                  Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

                  Business Day: Any day that is not a Saturday, Sunday or other day on which commercial banking institutions in the State of New York or in the city in which the principal corporate trust office of the Trustee is located, are authorized or obligated by law or executive order to be closed. When used with respect to an Interest Determination Date, "Business Day" shall also mean a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

                  Capitalized Interest Account: The capitalized interest account created and maintained by the Trustee pursuant to Section 5.01.

                  Capitalized Interest Requirement: As to any PreFunding Remittance Date, interest for the number of days in the Accrual Period for each related Class of Offered Certificates on the Pre-Funded Amount as of the first day of the Due Period related to such Pre-Funding Remittance Date at the average of the applicable Remittance Rates, weighted on the basis of their respective Class Certificate Balances as of the first day of such Due Period.

                  [Capitalized Premium Payment: As to each Pre-Funding Remittance Date, an amount equal to the product of one-twelfth of the Premium Rate and the excess of (i) the sum of the Class

Certificate Balances of the Senior Certificates over (ii) the
Pool Principal Balance.]


                  Certificate: Any one of the Senior Certificates, the Subordinated Certificates or the Residual Certificates.

                  Certificate Account: The certificate account created and maintained by the Trustee pursuant to Section 5.01.

                  [Certificate Insurance Policy: The certificate insurance policy no. ________ issued by the Certificate Insurer to the Trustee.]

                  [Certificate Insurer:  ____________________________.

                  Certificate Owner: The Person who is the owner of a beneficial interest in a Book-Entry Certificate.

                  Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to
Section 6.02.

                  Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent, direction, waiver or request pursuant to the Pooling and Servicing Agreement, any Certificate registered in the name of the Depositor or any Person known to a Responsible Officer to be an Affiliate of the Depositor shall be deemed not to be outstanding (unless to the knowledge of a Responsible Officer (i) the Depositor or such Affiliate is acting as trustee or nominee for a Person who is not an Affiliate of the Depositor and who makes the voting decision with respect to such Certificates or (ii) the Depositor or such Affiliate is the Holder of all the Certificates of a particular Class) and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect any such consent, direction, waiver or request has been obtained.

                  [Certified Assignment Schedule: A computerized schedule listing each original intervening assignment a true and correct copy of which is in the possession of the Originator or the Servicer but the original of which is unavailable and the contract number and property address of the related Manufactured Home.]

                  [Certified Mortgage Schedule: A computerized schedule listing each original Mortgage a true and correct copy of which is in the possession of the Originator or the Servicer but the original of which in unavailable and the contract number and property address of the related Mortgaged Property.]

                  Chattel Contract: Any Contract other than a Land-and-Home Contract.

                  Civil Relief Act: The Soldier's and Sailors' Civil Relief Act of 1940.

                  Class: All of the Certificates having the same designation.

                  Class Certificate Balance: As to any Class of Certificates (other than the Residual Certificates) and any date of determination, the Original Class Certificate Balance of such Class of Certificates reduced by the sum of all amounts previously distributed to the Holders thereof on account of principal.

                  Class Interest Distribution Amount: With respect to any Remittance Date and interest-bearing Class, the sum of (i) interest accrued during the related Accrual Period at the Remittance Rate for such Class, on the related Class Certificate Balance, subject to reduction pursuant to Section _________, and (ii) any Class Unpaid Interest Amounts for such Class.

                  Class Interest Shortfall: As to any Remittance Date and Class, the amount by which the amount described in clause (i) of the definition of Class Interest Distribution Amount for such Class exceeds the amount of interest actually distributed on such Class on such Remittance Date pursuant to such clause (i).

                  Class Unpaid Interest Amounts: As to any Remittance Date and Class of interest-bearing Certificates, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Remittance Dates exceeds the amount distributed on such Class on prior Remittance Dates pursuant to clause (ii) of the definition of Class Interest Distribution Amount.

                  Closing Date:  ______________, 1996

                  Code:  The Internal Revenue Code of 1986, as amended.

                  Contracts: The manufactured housing installment sales contracts and manufactured housing installment loan agreements, described in the Schedule of Contracts and constituting part of the corpus of the Trust, and includes, without limitation, all related security interests and Mortgages and any and all rights to receive payments which are due pursuant thereto [on or] after the Cut-off Date, but excluding any rights to receive payments which are due pursuant thereto [on or] prior to the Cut-off Date. On and after a Subsequent Transfer Date, "Contracts" shall include the Subsequent Contracts listed on the related Schedule of Subsequent Contracts.

                  Contract File: As to each Contract: (a) the original of the Contract; (b) either (i) the original title document for the related Manufactured Home or a duplicate certified by the appropriate governmental authority which issued the original thereof or the application for such title document or (ii) if the laws of the jurisdiction in which the related Manufactured Home is located do not provide for the issuance of title documents for manufactured housing, other evidence of ownership of the related Manufactured Home which is customarily relied upon in such jurisdiction as evidence of title to a manufactured housing unit; (c) evidence of one or more of the following types of perfection of the security interest in the related Manufactured Home granted by such Contract, as appropriate: (i) notation of such security interest on the title document; (ii) a financing statement meeting the requirements of the UCC, with evidence of recording indicated thereon; or (iii) such other evidence of perfection of a security interest in a manufactured housing unit as is customarily relied upon in the jurisdiction in which the related Manufactured Home is located; (d) with respect to each Land-and-Home Contract, the related Mortgage with evidence of recording thereon and the assignment thereof in recordable form; (e) each assignment of the Contract evidencing the chain of title of the Contract from the originator
(if other than the applicable Originator) to an Originator; and (f) any extension, modification or waiver agreement(s).

                  Contract Purchase Agreement: The Contract Purchase Agreement, dated the Closing Date, among the Seller and the Originators.

                  Contract Rate: As of any date of determination, the rate of interest borne by each Contract.

                  Contract Sale Agreement: The Contract Sale Agreement, dated the Closing Date, between the Depositor and the Seller.

                  Corporate Trust Office: The office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the Closing Date is located at the address set forth in Section 11.04.

                  Cumulative Realized Losses: As to any Remittance Date, the sum of the Realized Losses for that Remittance Date and each preceding Remittance Date since the Cut-off Date.

                  Cut-off Date: ________ 1, 1996, except that the Cutoff Date with respect to any Contract that is not a Subsequent Contract and dated on or after _____ 1, 1996, shall be the date of such Contract.

                  Cut-off Date Pool Principal Balance: Prior to a Subsequent Transfer Date $___________________. On a Subsequent
Transfer Date, the sum of (i) $______________, (ii) the aggregate Cut-off Date Principal Balance of the Subsequent
Contracts transferred to the Trust on such Subsequent Transfer Date and
(iii) if applicable, an amount calculated as provided in clause (ii) with respect to all prior Subsequent Transfer Dates.

                  Cut-off Date Principal Balance: As to any Contract, Qualified Replacement Contract or Subsequent Contract, the
Scheduled Principal Balance thereof as of the Cut-off Date, the applicable Replacement Cut-off Date or the applicable Subsequent
Cut-off Date, as the case may be.

                  Debt Service Reduction: With respect to any Contract, a reduction by a court of competent jurisdiction of the Scheduled Payment due on such Contract.

                  Defaulted Contract: [A Contract with respect to which the Servicer commenced repossession or foreclosure procedures, made a sale of such Contract to a third party for repossession, foreclosure or other enforcement, or as to which there was a payment delinquent 180 or more days (excluding any Contract deemed delinquent solely because the Obligor's required monthly payment was reduced as a result of bankruptcy or similar proceedings).]

                  Definitive Certificates: Any Residual Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 6.01(f).

                  Deposit Date: As to any Remittance Date, the ________ Business Day preceding such Remittance Date.

                  Depositor: UCFC Funding Corporation, a Louisiana corporation, and its successors and permitted assigns.

                  Depository: The Depository Trust Company, the nominee of which is Cede & Co., or any successor thereto.

                  Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  Determination Date: The ________ Business Day preceding each Remittance Date.

                  Disqualified Organization: The meaning set forth from time to time in the definition thereof at Section 860E(e)(5) of the Code (or any successor statute thereto).

                  Due Date: As to any Contract, the day of the month on which the Scheduled Payment is due, excluding any days of grace.

                  Due Period: As to any Remittance Date, [the period beginning on the second day of the calendar month preceding the month of such Remittance Date and ending on the first day of][the calendar month preceding] the calendar month of such Remittance Date.

                  Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company, but only if Moody's is not a Rating Agency) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC or the SAIF (to the limits established by the FDIC or the SAIF) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or
(iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

                  Eligible Investments:  Any of the following:

                  (a) Direct general obligations of the United States or the obligations of any agency or instrumentality of the United States, the timely payment or the guarantee of which constitutes a full faith and credit obligation of the United States.

                  (b) Federal Housing Administration debentures, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

                  (c) FHLMC senior debt obligations, but excluding any such

securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

                  (d) Federal Home Loan Banks' consolidated senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

                  (e) FNMA senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

                  (f) Federal funds, certificates of deposit, time and demand deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated A-1 or better by S&P and P-1 by Moody's.

                  (g) Deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of at least $3,000,000 which deposits are not in excess of the applicable limits insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, provided that the long-term deposits of such bank or savings and loan association are rated at least "BBB" by S&P and "Baa3" by Moody's.

                  (h) Commercial paper (having original maturities of not more than 270 days) rated A-1 or better by S&P and P-1 by Moody's.

                  (i) Investments in money market funds rated AAAm or AAAm-G by S&P and Aaa by Moody's.

provided that no instrument described above is permitted to evidence either the right to receive (a) only interest with respect to obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described above may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

                  ERISA: Employee Retirement Income Security Act of 1974, as amended.

                  Event of Default:  As defined in Section 8.01(a).

                  Expense Fee Rate: A per annum rate equal to the sum of [the Premium Rate,] the Servicing Fee Rate and the Trustee's
Fee Rate, which sum equals ________% per annum.


                  FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

                  FHA/VA Contract: A Contract that, at its origination, was insured by the Federal Housing Administration or partially guaranteed by the Veterans Administration.

                  FHA/VA Regulations: As to any FHA/VA Contract, the contractual agreements and regulations of the Federal Housing Administration or the Veterans Administration, as the case may be, providing or governing the terms of the insurance for such Contract by the Federal Housing Administration or the partial guarantee for such Contract by the Veterans Administration, as the case may be.

                  FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created pursuant to the Emergency Home Finance Act of 1970, as amended, or any successor thereof.

                  Fitch:  Fitch Investors Service L.P.

                  Fixed Rate Certificate: Any one of the Certificates, other than the Floating Rate Certificates and the Residual
Certificates.

                  Floating Rate Certificates:  The Class ___
Certificates.

                  FNMA: The Federal National Mortgage Association, a federally-chartered and privately-owned corporation existing under the Federal National Mortgage Association Charter Act, as amended, or any successor thereof.

                  Foreclosure Profits: With respect to a Liquidated Contract, the amount, if any, by which (i) the aggregate of the related Net Liquidation Proceeds exceeds (ii) the related unpaid principal balance (plus accrued and unpaid interest thereon at the applicable Contract Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) of such Liquidated Contract immediately prior to the final recovery of its Liquidation Proceeds.

                  Formula Principal Distribution Amount: As to any Remittance Date, the sum of:

                           (i) the principal portion of all Scheduled Payments
                  due on each outstanding Contract during the prior Due Period as specified in the amortization schedule at the time applicable thereto (after adjustments for previous partial Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period); plus

                           (ii) all partial Principal Prepayments applied
                  and all Principal Prepayments in full received during the prior Prepayment Period; plus

                           (iii) the Scheduled Principal Balance of each
                  Contract that became a Liquidated Contract during the prior Due Period; plus

                           (iv) the aggregate of the Purchase Prices and
                  Substitution Adjustment Amounts received with respect to the prior Due Period.

                  Hazard Insurance Policy: As to each Contract, the policy of fire and extended coverage insurance (and federal flood insurance, if the Manufactured Home is located in a federally designed special flood area) required to be maintained for the related Manufactured Home, as provided in
Section 3.07 and which, as provided in Section 3.07, may be a blanket mortgage impairment policy maintained by the Servicer in accordance with the terms and conditions of said Section 3.07.

                  Insurance Proceeds: The proceeds of any insurance policy [other than the Certificate Insurance Policy] relating to a Contract.

                  Interest Determination Date: The second Business Day prior to any Remittance Date while the Floating Rate
Certificates are outstanding.

                  Land-and-Home Contract: A Contract that is secured by a mortgage or deed of trust on real estate on which the related Manufactured Home is situated and which Manufactured Home is considered or classified as part of the real estate under the laws of the jurisdiction in which it is located.

                  Land-in-Lieu Contract: A Chattel Contract with respect to which the Obligor has granted the applicable Originator a Mortgage on real property as part or all of the down payment for the Manufactured Home secured by such Chattel Contract.

                  Letter of Credit: An irrevocable letter of credit (i) issued by a commercial bank rated ___ or better by S&P and ___ or better by Moody's [and acceptable to the Certificate

Insurer], (ii) in form and substance acceptable [to the Certificate Insurer and]

the Trustee, (iii) with a maximum term of one year, (iv) for the benefit of the Trustee on behalf of the Certificateholders and (v) providing for the amount thereof to be available to the Trustee on behalf of the Certificateholders in multiple drawings conditioned only upon presentation of sight drafts accompanied by the applicable certificate in the form attached to such letter of credit.

                  Letter of Credit Bank: Any bank issuing a Letter of Credit to the Trustee on behalf of the Certificateholders.

                  Liquidated Contract: A defaulted Contract as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Contract have been recovered; provided that any defaulted Contract in respect of which the related Manufactured Home and, in the case of Landand-Home Contracts, Mortgaged Property, have been realized upon and disposed of and the proceeds of such disposition have been received shall be deemed to be a Liquidated Contract.

                  Liquidation Expenses: Out-of-pocket expenses which are incurred by the Servicer in connection with the liquidation of any defaulted Contract, on or prior to the date on which the related Manufactured Home and, in the case of Land-and-Home Contracts, Mortgaged Property, are disposed of, including, without limitation, legal fees and expenses, and any related and unreimbursed expenditures for property taxes, property preservation or restoration of the property to marketable condition.

                  Liquidation Proceeds: Cash (including Insurance Proceeds) received in connection with the liquidation of defaulted Contracts, whether through repossession, foreclosure sale or otherwise, including any rental income realized from the repossessed Manufactured Home.

                  Loan-to-Value Ratio: As to any Contract, a fraction (expressed as a percentage rounded to two decimal places), the numerator of which is the principal amount of such Contract at origination and, the denominator of which is the Appraised Value of the Manufactured Home (and in the case of a Land-and-Home Contract, the related Mortgaged Property securing such Contract).

                  Manufactured Home: A unit of manufactured housing, including all accessions thereto, securing the indebtedness of the Obligor under the related Contract.

                  [Monthly Premium Deposit: As to any Remittance Date, an amount equal to the product of (x) one-twelfth of the Premium
Rate and (y) the sum of the Class Certificate Balances of the

Classes of Senior Certificates after giving effect to the distribution of principal applicable thereto on such Remittance
Date.]


                  Monthly Report: The information furnished by the Servicer to the Trustee with respect to each Due Period as specified in Exhibit J to the Pooling and Servicing Agreement.

                  Moody's:  Moody's Investors Service, Inc.

                  Mortgage: The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple interest in real property securing a Land-and-Home Contract.

                  Net Contract Rate: As to any Contract, a per annum rate equal to the related Contract Rate minus the Servicing Fee
Rate.

                  Net Liquidation Proceeds: As to any Liquidated Contract, Liquidation Proceeds net of Liquidation Expenses and unreimbursed Monthly Advances relating to such Contract. In no event shall Net Liquidation Proceeds with respect to any Liquidated Contract be less than zero.

                  Note: As to any Land-and-Home Contract or Land-in-Lieu Contract, the evidence of indebtedness of the Obligor which is secured by the related Mortgage.

                  Offered Certificates: All Classes of Certificates other than the Residual Certificates.

                  Officer's Certificate: A certificate signed by any Authorized Officer of any Person delivering such certificate and delivered to the Trustee.

                  Obligor:  The Person who is indebted under a Contract.

                  Original Capitalized Interest Deposit:  $____________

                  Original Class Certificate Balance: The aggregate original principal balance of the Certificates of a Class of Offered Certificates on the Closing Date as follows:

                  Class                  Original Class Certificate Balance
                  -----                  ----------------------------------




                  Original Pre-Funded Amount:  $________________ .

                  Originator:  Any of UCFI, UNICOR or UCLC.

                  Overfunded Amount: As to any Subsequent Transfer Date, the excess, if any, of (x) the sum of (i) the amount on deposit in the Capitalized Interest Account on such Subsequent Transfer Date and (ii) the aggregate Pre-Funding Earnings on the remaining amount on deposit in the Pre-Funding Account for the period from the preceding Pre-Funding Remittance Date to the next Pre-Funding Remittance Date at 2.0% per annum, over (y) the [sum of the] Capitalized Interest Requirement [and the Capitalized Premium Payment] for each succeeding Pre-Funding Remittance Date.

                  Parent: United Companies Financial Corporation, a Louisiana corporation.

                  Percentage Interest: As to any Offered Certificate, that fraction, expressed as a percentage, the numerator of which is the original principal balance of such Certificate as of the Cut-off Date and the denominator of which is the Original Class Certificate Balance of the Class of Offered Certificates of which such Certificate is a part. As to any other Certificate, that Percentage Interest set forth on such Certificate.

                  Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  Pooling and Servicing Agreement: The Pooling and Servicing Agreement, dated as of ________ 1, 1996, among the Depositor, the Servicer and the Trustee, as the same may be amended from time to time.

                  Pool Principal Balance: As of any date, the aggregate of the Scheduled Principal Balances of all of the Contracts as of the close of business on such date.

                  Pre-Funded Amount: As to any Determination Date, the amount on deposit in the Pre-Funding Account excluding Pre-
Funding Earnings.

                  Pre-Funding Account: The pre-funding account established and maintained with the Trustee as provided in
Section 5.01.

                  Pre-Funding Earnings: As to any Pre-Funding Remittance Date, the amount of actual net investment earnings realized on the Pre-Funded Amount in the Pre-Funding Account during the period beginning on the Determination Date in the month preceding such Pre-Funding Remittance Date (or in the case of the first Pre-Funding Remittance Date, beginning on the Closing Date) and ending on the Determination Date in the month of such Pre-Funding Remittance Date.

                  Pre-Funding Period: The period beginning on the Closing Date and ending on the earliest to occur of (i) the date on which the Pre-Funded Amount is less than $100,000, (ii) an Event of Default and (iii) ______________ 15, 199_.

                  Pre-Funding Remittance Date: Each Remittance Date occurring during the Pre-Funding Period and the Remittance Date occurring in the month (i) following the month in which such Pre-Funding Period ends if such period ends after the Remittance Date in a month or (ii) in which such Pre-Funding Period ends, if such period ends prior to the Remittance Date in a month.

                  [Premium Payment: With respect to each Premium Payment Date, an amount equal to the product of (x) one-fourth of the Premium Rate and (y) the sum of the Class Certificate Balances of the Senior Certificates after giving effect to the distribution of principal applicable thereto.]

                  [Premium Payment Date:  The Remittance Date in
__________ 199_ and each third Remittance Date thereafter.]

                  [Premium Rate:  As defined in the Insurance
Agreement.]

                  Prepayment Period:  As to any Remittance Date,
______________.
                  Principal Prepayment: Any payment or other recovery of principal on a Contract (exclusive of Liquidation Proceeds) which is received in advance of its scheduled Due Date and applied upon receipt (or, in the case of a partial Principal Prepayment, upon the next scheduled Due Date on such Contract) to reduce the outstanding principal amount due on such Contract prior to the date or dates on which such principal amount is due.

                  Prohibited Transactions: A prohibited transaction as defined in Section 860F of the Code or a contribution defined in
Section 860G(d) of the Code.

                  Prospectus:  The Prospectus Supplement dated
____________, 1996 together with the Prospectus dated
___________, 1996, relating to the Offered Certificates.

                  Purchase Price: As to any Contract repurchased on any date pursuant to Part I or Part III of Exhibit D, an amount equal to the sum of (i) the unpaid principal balance thereof and (ii) the greater of (a) all unpaid accrued interest thereon and (b) 30 days' interest thereon, computed at the applicable Contract Rate, (iii) any unreimbursed Monthly Advances and Servicing Advances with respect to such Contract.

                  Purchaser:  The Depositor.

                  Qualified Replacement Contract: A Contract substituted for another pursuant to this Agreement, which (i) has a current Contract Rate at least equal to, and not more than 1% greater than, the current Contract Rate of the Contract being replaced, (ii) shall mature no later than the maturity date of the Contract being replaced, (iii) has a Loan-to-Value Ratio no higher than the Loan-to-Value Ratio of the replaced Contract, (iv) has a Cut-off Date Principal Balance equal to or less than the Scheduled Principal Balance of the replaced Contract and (v) satisfies each representation and warranty set forth in Part II of Exhibit D as of the date of substitution.

                  Rating Agency: [Fitch, S&P and Moody's] and any other nationally recognized statistical credit rating agency, or its successor, that rates any Certificates at the request of the Depositor at the time of the initial issuance of the Certificates [with the consent of the Certificate Insurer.] If such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Depositor [with the consent of the Certificate Insurer], notice of which designation shall be given to the Trustee and Servicer. References herein to the highest rating category of a rating agency shall mean AAA or A- 1+, in the case of S&P, and Aaa or P-1, in the case of Moody's, and in the case of any other Rating Agency shall mean such equivalent ratings.

                  Realized Loss: With respect to each Liquidated Contract, an amount (not less than zero or more than the Scheduled Principal Balance of the Contract) as of the date of such liquidation, equal to (i) the Scheduled Principal Balance of the Liquidated Contract as of the date of such liquidation, plus (ii) interest at the Net Contract Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Scheduled Principal Balance of such Liquidated Contract from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Contract Rate and to principal of the Liquidated Contract.

                  Record Date: With respect to each Remittance Date, the last Business Day of the calendar month immediately preceding the calendar month in which such Remittance Date occurs.

                  Released Mortgaged Property Proceeds. As to any Landand-Home Contract, proceeds received by the Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage whether by partial condemnation, sale or otherwise, which are not released to the Obligor in accordance with the applicable law and servicing standards the Servicer would use in servicing similar contracts for its own account.

                  REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

                  REMIC Trust: The segregated pool of assets consisting of the Contracts, the Collection Account and the Certificate Account. The Pre-Funding Account and Capitalized Interest Account shall not be part of the REMIC Trust but shall be part of the Trust.

                  Remittance Rate:  As to any Class of Offered
Certificates, the per annum rate indicated or calculated as set forth below.

                  Class                                 Remittance Rate
                  -----                                 ---------------




                  Remittance Date: The 15th day of each month or, if the 15th is not a Business Day, on the immediately succeeding Business Day, commencing in the month following the Closing Date.

                  REO Property: A Manufactured Home or Mortgaged Property acquired by the Servicer on behalf of the Trust through repossession, foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Contract.

                  Replacement Cut-off Date:  As to any Qualified
Substitute Contract, the first day of the calendar month in which such Qualified Substitute Contract is conveyed to the Trust.

                  Residual Certificate:  Any Class R Certificate.

                  S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

                  Scheduled Payment: The scheduled monthly payment on a Contract due on any Due Date allocable to principal and/or interest on such Contract.


                  Scheduled Principal Balance: As to any Contract and any Remittance Date, the principal balance of such Contract as of the Due Date in the Due Period immediately preceding such Remittance Date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayment and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by, or extension granted to, the related Obligor.

                  Schedule of Contracts: The list identifying each Contract constituting part of the corpus of the Trust, which list (a) identifies each Contract and (b) sets forth for each Contract (i) the unpaid principal balance as of the Cut-off Date, (ii) the amount of monthly payments due from the Obligor, (iii) the Contract Rate and (iv) the maturity date, and which is attached to this Agreement as Exhibit C.

                  Schedule of Subsequent Contracts. The schedule attached to each Subsequent Transfer Agreement listing the Subsequent Contracts being sold to the Trust pursuant thereto. Each such schedule shall include the same categories of information set forth in the definition of Schedule of Contracts substituting where appropriate, information as of the applicable Subsequent Cut-off Date rather than the Cut-off Date.

                  Seller:  Gopher Funding, Inc.

                  Senior Certificates:

                  Senior Percentage:  As to any Remittance Date
___________________.

                  Senior Principal Distribution Amount: As to any Remittance Date, [the Senior Percentage of the Formula Principal
Distribution Amount].

                  Servicer: United Companies Lending Corporation(R), a Louisiana corporation, and its permitted successors and assigns.

                  Servicer LOC: Any letter of credit, surety bond or similar agreement obtained by the Servicer pursuant to Section __________ .

                  Servicing Advance: All reasonable and customary "out of pocket" costs and expenses incurred in the performance by the

Servicer of its servicing obligations, including but not limited to, the cost of
(i) the preservation, restoration and protection of the Manufactured Home or Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures or repossessions, (iii) the management and liquidation of the REO Property, including reasonable fees paid to any independent contractor in connection therewith, and (iv) compliance with the obligations under Section 3.07(a).

                  Servicing Fee: As to any Remittance Date, an amount equal to the product of one twelfth of the Servicing Fee Rate and the Pool Principal Balance.

                  Servicing Fee Rate:  _____% per annum.

                  Subordinated Certificates:

                  Subordinated Percentage: As of any date of determination, 100% minus the Senior Percentage.

                  Subordinated Principal Distribution Amount: As to any Remittance Date, an amount equal to [the Subordinated Percentage of the Formula Principal Distribution Amount].

                  Subsequent Contracts: Those manufactured housing installment sales contracts and manufactured housing installment loan agreements sold, transferred and conveyed on a Subsequent Transfer Date pursuant to Section 2.05 and the related Subsequent Transfer Agreement, which shall be listed in the Schedule of Subsequent Contracts delivered pursuant to such Subsequent Transfer Agreement.

                  Subsequent Cut-off Date: The [opening] [close] of business on the first day of the month in which a Subsequent Transfer Date occurs as specified in a Subsequent Transfer Agreement with respect to those Subsequent Contracts which are being sold pursuant to such Subsequent Transfer Agreement.

                  Subsequent Transfer Agreement: Each Subsequent Transfer Agreement dated as of a Subsequent Transfer Date, executed and delivered pursuant to the terms hereof and thereof, substantially in the form attached hereto as Exhibit I.

                  Subsequent Transfer Date: The date specified as such in each Subsequent Transfer Agreement which shall occur on or prior to _________ 15, 199__.

                  Subservicer: Any Person with whom the Servicer has entered into a Subservicing Agreement.

                  Subservicing Agreement: The written contract between the Servicer and any Subservicer relating to servicing and/or administration of certain Contracts as permitted by Section
3.02.

                  Substitution Adjustment Amount: As defined in Section 3.1(a) of the Contract Purchase Agreement.

                  Tax Matters Person: The tax matters person, as defined in
Section 1.860F-4(d) of the Treasury Regulations, appointed with respect to the REMIC Trust pursuant to Section 2.09.

                  Tax Matters Residual Interest: A Class R Certificate with a 0.01% Percentage Interest issued to the Servicer in order for the Servicer to serve as Tax Matters Person of the REMIC Trust.

                  [Title Policy Schedule: A computerized schedule listing for each Land-and-Home Contract, the name and address of the title insurance company issuing the commitment, binder or policy with respect thereto and the commitment, binder or policy number, as applicable.]

                  Trust: UCFC MH Trust 1996-___, the corpus of which shall include, without limitation, the following: (i) the Contracts, (ii) such amounts, including Eligible Investments, as from time to time may be held by the Trustee in any related Account, and by the Servicer in the Collection Account or otherwise held by the Servicer in trust for the Certificateholders (except as otherwise provided herein), (iii) any REO Property, (iv) any Insurance Policies relating to the Contracts, (v) Net Liquidation Proceeds (but excluding Foreclosure Profits) with respect to any Liquidated Contract, (vi) all rights of the Depositor under the Contract Purchase Agreement and the Contract Sale Agreement transferred and assigned by the Depositor to the Trustee pursuant to this Agreement, [and (vii) the rights of the Trustee under the Certificate Insurance Policy].

                  Trustee:  ___________________________________, not in
its individual capacity but solely as Trustee of the Trust created under this Agreement, and any successor hereunder.

                  Trustee's Fee: With respect to any Remittance Date, the product of (i) one-twelfth of the Trustee's Fee Rate and (ii) the Pool Principal Balance as of the last day of the preceding Due Period.

                  Trustee's Fee Rate:  _______% per annum.

                  UCC: The Uniform Commercial Code in effect as of the applicable date in the jurisdiction to which the reference thereto applies.

                  UCFI: United Companies Funding, Inc., a Louisiana corporation.


                  UCLC: United Companies Lending Corporation(R), a Louisiana corporation.

                  Underfunded Amount: As to any Subsequent Transfer Date, the excess, if any, of (x) the [sum of the] Capitalized Interest Requirement [and the Capitalized Premium Payment] for the next Pre-Funding Remittance Date over
(y) the sum of (i) the amount on deposit in the Capitalized Interest Account and
(ii) the aggregate Pre-Funding Earnings on the remaining amount on deposit in the Pre-Funding Account for the period from such PreFunding Remittance Date to the next Pre-Funding Remittance Date at 2.0% per annum.

                  UNICOR: UNICOR Mortgage(R), Inc., a Louisiana corporation.

                                                             EXHIBIT D

         Representations, Warranties and Covenants of the Originators

Part I.  Delivery Requirements

                  (a) On or prior to the Closing Date, each Originator shall make the following deliveries with respect to each of the Contracts sold by it on the Closing Date:

                           (i) Land-and Home Contracts
                               (A) to the Trustee, the following:

                                   (I) the original Note, endorsed
                                       without recourse by such
                                       Originator to the order of the
                                       Trustee;

                                   (II) an original of an assignment of
                                   the Mortgage in recordable form from
                                   the applicable Originator to the
                                   Trustee (except with respect to
                                   those Mortgages which have not yet
                                   been returned from the applicable
                                   recorder's office);

                                   (III) originals of each intervening
                                   assignment, with evidence of
                                   recording thereon, showing a
                                   complete chain of title from
                                   origination to the applicable
                                   Originator or, if the original of
                                   any such intervening assignment is
                                   unavailable, [the Certified
                                   Assignment Schedule]; and

                                   (IV)  originals of all assumption and
                                   modification agreements, if any;

                               (B) to the Servicer, as custodian for the Trustee, a complete Contract File other than the documents delivered to the Trustee as provided in (i)(A) above.

                           (ii) Land-in-Lieu Contracts

                                (A) to the Trustee, the following:

                                    (I) the original Note, endorsed without
                                    recourse by such Originator to the
                                    order of the Trustee;

                                    (II) an original of an assignment of

                                    the Mortgage in recordable form from
                                    the applicable Originator to the
                                    Trustee (except with
                                    respect to those Mortgages which have
                                    not yet been returned from the
                                    applicable recorder's office);

                                    (III) originals of each intervening
                                    assignment with evidence of
                                    recording thereon, showing a
                                    complete chain of title from
                                    origination to the applicable
                                    Originator, or if the original of
                                    any such intervening assignment is
                                    unavailable [the Certified
                                    Assignment Schedule];

                                    (IV) originals of all assumption and
                                    modification agreements, if any:

                                    (V) evidence of filing of the following
                                    UCC-1 financing statements

                                          (x)  listing the applicable
                                          Originator as debtor and the
                                          Seller as secured party and filed
                                          in the Applicable Filing Office;

                                          (y)  listing the Seller as debtor
                                          and the Depositor as secured party
                                          and filed in the Applicable Filing
                                          Office; and

                                          (z) listing the Depositor
                                          as debtor and the Trustee
                                          as secured party and filed
                                          in the Applicable Filing
                                          Office.

                                (B) to the Servicer, as custodian for
                                    the Trustee, a complete Contract
                                    File other than the documents
                                    delivered to the Trustee pursuant to
                                    (ii)(A) above.

                           (iii) Chattel Contracts

                                (A) to the Trustee, evidence of filing of
                                    the following UCC-1 financing
                                    statements


                                          (x) listing the applicable
                                          Originator as debtor and the
                                          Seller as secured party and filed
                                          in the Applicable Filing Office;

                                          (y)  listing the Seller as debtor
                                          and the Depositor as secured party
                                          and filed in the Applicable Filing
                                          Office; and

                                          (z) listing the Depositor
                                          as debtor and the Trustee
                                          as secured party and filed
                                          in the Applicable Filing
                                          Office.

                                (B) to the Servicer, as custodian for
                                    the Trustee, a complete Contract
                                    File other than the documents
                                    delivered to the Trustee pursuant to
                                    (iii)(A) above.

                  (b) Promptly after the Closing Date, each Originator, at its sole cost and expense, shall with respect to the Land-and-Home Contracts and Land-in-Lieu Contracts sold by it on the Closing Date, cause assignments of the Mortgages from such Originator to the Trustee, as designee of the Purchaser, to be submitted for recording in the appropriate jurisdictions; provided, however, that such Originator shall not be required to submit for recording an assignment for any Mortgage with respect to which the original recording information is lacking until promptly following the receipt of such recording information. Such assignments shall be submitted for recording within two Business Days after receipt of the necessary recording information and in any case within one year after the Closing Date.

                  (c) With respect to the Land-and-Home Contracts and Land-in-Lieu Contracts sold by it on the Closing Date, each Originator shall deliver or cause to be delivered (x) to the Trustee, recorded assignments or copies (certified by the applicable recorder's office) thereof, together with originals or copies (certified by the applicable recorder's office) of any and all prior recorded assignments and (y) to the Servicer, as custodian for the Trustee, the original or copies (certified by the applicable recorder's office) of the Mortgages, as the case may be, policy numbers for all title policies, in each case, within 30 days of receipt thereof by such Originator (but in any event within one year after the Closing Date).

                  (d) Notwithstanding anything to the contrary contained in this

Part I, in those instances where the public recording office retains the original Mortgage, the assignment of a Mortgage or the intervening assignments of the Mortgage after it has been recorded, the Originator shall be deemed to have satisfied its obligations hereunder upon delivery to the Trustee, or the Servicer, as applicable, of a true and correct copy of such Mortgage, such assignment or assignments of Mortgage, duly certified by the applicable recorder's office.

                  (e) Each Originator covenants and agrees with respect to the Land-and-Home Contracts and Land-in-Lieu Contracts sold by it on the Closing Date (i) to maintain or cause to be maintained on microfiche (or other permanent storage media) a copy of each original title insurance policy and to furnish a copy thereof to the Trustee, as designee of the Purchaser, or the Servicer if necessary in order to present claims under such policy and (ii) to provide to the Trustee, as designee of the Purchaser, or the Servicer a certified copy of any Mortgage or intervening assignment which was not delivered on the Closing Date and has not been subsequently delivered as provided in (c) above if necessary to permit the Servicer to take actions with respect to the related Land-and-Home Contract or Land-in-Lieu Contract.

                  (f) In the case of Contracts sold on the Closing Date which have been prepaid in full [on or] after the Cut-off Date and prior to the Closing Date, the Originators, in lieu of the foregoing, will cause the Servicer to deliver within 15 days after the Closing Date to the Trustee, as designee of the Purchaser, a certification of an Authorized Officer in the form set forth in Exhibit A to the Contract Purchase Agreement.

                  (g) If a Mortgage assignment is lost during the process of recording, or is returned from the recorder's office unrecorded due to a defect therein, the applicable Originator shall prepare a substitute assignment or cure such defect, as the case may be, and thereafter cause each such assignment to be duly recorded.

                  (h) If an Originator receives notice from the Trustee, the Depositor or the Servicer pursuant to Section 2.02 of the Pooling and Servicing Agreement that any required item has not been received, and such item materially and adversely affects the interest of the Certificateholders in the related Contract, such Originator agrees to use reasonable efforts to remedy a material defect in a document constituting part of a Contract File of which it is so notified. If, however, within 60 days after notice to it respecting such defect the applicable Originator has not remedied, or caused to be remedied, the defect and the defect materially and adversely affects the interest of the Certificateholders in the related Contract, such Originator will on the next succeeding Deposit Date (i) substitute in lieu of such Contract a Qualified Replacement Contract and deliver the Substitution Adjustment Amount applicable thereto directly to the Servicer for deposit in the Collection Account or (ii)

purchase such Contract at a purchase price equal to the Purchase Price thereof, which purchase price shall be delivered directly to the Servicer for deposit in the Collection Account. Upon receipt by the Trustee, as designee of the Purchaser, of written notification of such deposit the Trustee, as designee of the Purchaser, shall release or cause the Servicer to release to such Originator the related Contract File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in such Originator or its designee any Contract released pursuant hereto. It is understood and agreed that the obligation of the Originators to cure, substitute for or purchase any Contract as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy against the Originators respecting such defect or omission available to the Purchaser, the Certificateholders or the Trustee on behalf of Certificateholders. In connection with any such proposed purchase or substitution, the applicable Originator shall cause at such Originator's expense to be delivered to the Trustee an opinion of counsel experienced in federal income tax matters stating whether or not such a proposed purchase or substitution would constitute a Prohibited Transaction for the REMIC Trust or would jeopardize the status of the REMIC Trust as a REMIC, and such Originator shall only be required to take such action to the extent such action would not constitute a Prohibited Transaction for the REMIC Trust (or if it does constitute a Prohibited Transaction no tax would be incurred) or would not jeopardize the status of the REMIC Trust as a REMIC.

Part II.  Representations

                  Note: Until a Subsequent Transfer Date occurs, references in this Part II to Contracts shall mean the Contracts sold, transferred, conveyed and assigned on the Closing Date.

                  (a) Schedule of Contracts. The information set forth in the Schedule of Contracts is true and correct as of the Cut-off Date.

                  (b) Payments. As of the Cut-off Date, the most recent Scheduled Payment was made by or on behalf of the Obligor (without any advance from the related Originator or any Person acting at the request of the related Originator) or was not delinquent for more than 59 days.

                  (c) No Waivers. The terms of the Contract have not been waived, altered or modified in any respect, except by instruments or documents identified in the applicable
         Contract File.

                  (d) Binding Obligation. The Contract is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally.

                  (e) No Defenses. The Contract is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Contract or the exercise of any right thereunder will not render the Contract unenforceable in whole or in part or subject to any right of rescission setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

                  (f) Insurance Coverage. The Manufactured Home securing the Contract is covered by a Hazard Insurance Policy in the amount required by Section 3.07. Each Manufactured Home which was, at the time of origination of the related Contract, located within a federally designated special flood hazard area is covered by insurance coverage at least equal to that required by Section 3.07 or such lesser coverage as may be available under the federal flood insurance program. All premiums due as of the Closing Date on such insurance have been paid in full.

                  (g) Origination. The Contract was originated by a manufactured housing dealer or the applicable Originator in the regular course of its business and, if originated by a manufactured housing dealer, was purchased by the applicable Originator in the regular course of its business.

                  (h) Lawful Assignment. The Contract was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Contract pursuant to this Agreement or pursuant to transfers of Certificates, or the ownership of the Contract by the Trust, unlawful or render the Contract unenforceable.

                  (i) Compliance with Law. At the date of origination of the Contract, all requirements of any federal and state laws, rules and regulations applicable to the Contract, including, without limitation, usury, truth in lending and equal credit opportunity laws, have been complied with, and the applicable Originator shall for at least the period of this Agreement, maintain in its possession, available for the Trustee's inspection, and shall deliver to the Trustee upon demand, evidence of compliance with all such requirements. Such compliance is not affected by the Trust's ownership of the Contract.

                  (j) Contract in Force. The Contract has not been satisfied or subordinated in whole or in part or rescinded, and the Manufactured Home securing the Contract has not been released from the lien of the Contract in whole or in part.


                  (k) Valid Security Interest. Each Chattel Contract creates a valid and enforceable perfected first priority security interest in favor of the Originator in the

         Manufactured Home covered thereby as security for payment of the Cut-off Date Principal Balance of such Contract. The Trustee, as designee of the Purchaser, has and will have a valid and perfected and enforceable first priority security interest in such Manufactured Home and has and will have a valid and perfected ownership interest in such Contract.

                  For each Land-and-Home Contract, the related Mortgage is a valid first lien in favor of the applicable Originator on real property securing the amount owed by the Obligor under such Land-and-Home Contract subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related Land-and-Home Contract obtained by the applicable Originator and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage. The Trustee, as designee of the Purchaser, has and will have a valid and perfected ownership interest in such Land-and-Home Contract.

                  (l) Capacity of Parties. The signature(s) of the Obligor(s) on the Contract are genuine and all parties to the Contract had full legal capacity to execute the Contract.

                  (m) Good Title. In the case of a Contract purchased from a manufactured housing dealer, the applicable Originator purchased the Contract for fair value and took possession thereof in the ordinary course of its business, without knowledge that the Contract was subject to a security interest. Prior to the transfer of the Contract by the applicable Originator, such Originator had good and marketable title thereto free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest other than liens released simultaneously with such transfer and was the sole owner thereof with full right to transfer the Contract to the Trustee, as designee of the Purchaser.

                  (n) No Defaults. As of the Cut-off Date, there was no default, breach, violation or event permitting acceleration existing under the Contract and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Contract (except payment delinquencies permitted by clause (b) above). The applicable Originator has not waived any such default, breach, violation or event permitting acceleration except payment delinquencies permitted by clause (b) above. As of the Closing Date, the related Manufactured Home is, to the best of such Originator's knowledge, free of damage and in good repair.

                  (o) No Liens. As of the Closing Date there are, to the best of the applicable Originator's knowledge, no liens or claims which have been filed for work, labor or materials affecting the Manufactured Home or any related Mortgaged Property securing the Contract which are or may be liens prior to, or equal or coordinate with, the lien of the Contract.

                  (p) Equal Installments. Each Contract has a fixed Contract Rate and provides for level monthly payments which fully amortize the amount financed over its term.

                  (q) Enforceability. The Contract contains customary and enforceable provisions so as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security provided thereby.

                  (r) One Original. There is only one original executed Contract, which Contract has been delivered to the Trustee or its custodian on or before the Closing Date. Each Contract (other then the Land-and-Home Contracts) has been stamped or stickered to reflect the assignment of such Contract to the Trustee.

                  (s) Not Real Estate. With respect to each Chattel Contract, the related Manufactured Home is not considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located.

                  (t) Notation of Security Interest. With respect to each Chattel Contract, if the related Manufactured Home is located in a state in which notation of a security interest on the title document is required or permitted to perfect such security interest, the title document shows, or if a new or replacement title document with respect to such Manufactured Home is being applied for such title document will be issued within 180 days and will show, the Originator as the holder of a first priority security interest in such Manufactured Home; if the related Manufactured Home is located in a state in which the filing of a financing statement under the UCC is required to perfect a security interest in manufactured housing, such filings or recordings have been duly made and show the Originator as secured party. If the related

         Manufactured

         Home secures a Land-and-Home Contract, such Manufactured Home is subject to a Mortgage properly filed in the appropriate public recording office or such Mortgage will be properly filed in the appropriate public recording office within 180 days, naming the applicable Originator as mortgagee. In either case, the Trustee has the same rights as the secured party of record would have (if such secured party were still the owner of the Contract) against all Persons (including the applicable Originator and any trustee in bankruptcy of such Originator) claiming an interest in such Manufactured Home.

                  (u) Secondary Mortgage Market Enhancement Act. The related Manufactured Home is a "manufactured home" within the meaning of 42 United States Code, Section 5402(6). Each manufactured housing dealer from whom the applicable Originator purchased such Contract, if any, was then approved by such Originator in accordance with the requirements of the Secretary of Housing and Urban Development set forth in 24 CFR Section 201.27. At the origination of each Contract, the applicable Originator was approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act.

                  (v) Qualified Mortgage. The Contract is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

                  (w) Amounts. The aggregate principal amounts payable by Obligors under the Contracts as of the Cut-off Date equal the Cut-off Date Pool Principal Balance.

                  (x) Computer Tape. The computer tape made available by or on behalf of the applicable Originator was complete and accurate as of its date and includes a description of the same Contracts that are described in the Schedule of Contracts.

                  (y) Marking Records. By the Closing Date, the applicable Originator has caused the portions of its books and records relating to the Contracts sold by it to be clearly and unambiguously marked to indicate that such Contracts constitute part of the Trust and are owned by the Trust in accordance with the terms of the trust created under the Pooling and Servicing Agreement.

                  (z) No Adverse Selection. Except for the effect of these representations and warranties no adverse selection procedures have been employed in selecting the Contracts.

                  (aa) Possession. Immediately prior to the Closing
         Date, the applicable Originator had possession of each original Contract and the related Contract File and there are and there will be no custodial agreements in effect materially and adversely affecting the rights of such Originator to make, or cause to be made, any delivery required hereunder.

                  (bb) Underwriting. Each Home Equity Loan was, in all material respects, underwritten according to credit underwriting guidelines which are no less restrictive than those described in the Prospectus;

                  (cc) Characteristics. Each Contract conforms in all material respects and all of the Contracts in the aggregate conform in all material respects with the description thereof set forth in the Prospectus; and

                  (dd) Subsequent Contracts. At the end of the PreFunding Period, each of the Subsequent Contracts will conform in all material respects and all of such Subsequent Contracts in the aggregate will conform in all material respects with the conditions set forth in Exhibit __.

Part III.  Certain Covenants

                  (a) Upon the discovery by an Originator or by the Trustee, the Purchaser or the Depositor that any statement set forth in Part II of Exhibit D was untrue as of the Closing Date or the applicable Subsequent Transfer Date, as the case may be, with the result that the interests of the Certificateholders are materially and adversely affected, the party discovering such breach shall give prompt written notice to the other parties. Upon the earlier to occur of an Originator's discovery or its receipt of notice of breach, such Originator hereby covenants and warrants that it shall promptly cure such breach in all material respects or, unless otherwise directed by the Trustee, as designee of the Purchaser, it shall (or shall cause an Affiliate of such Originator to) on the second Deposit Date next succeeding such discovery, or receipt of notice (i) substitute in lieu of each Contract which has given rise to the requirement for action by the Originator a Qualified Replacement Contract and deliver the Substitution Adjustment Amount applicable thereto to the Servicer for deposit in the Collection Account or (ii) purchase such Contract from the Trustee at a purchase price equal to the Purchase Price thereof, which purchase price shall be delivered to the Servicer for deposit in the Collection Account. It is understood and agreed that the obligation of the Originators so to cure, substitute or purchase any Contract as to which such a statement is untrue in any material respect and has not been remedied shall constitute the sole remedy respecting a discovery of any such statement which is untrue in any material respect in Part II of this Exhibit D available to the Purchaser or the Trustee, as designee of the Purchaser.

                  (b) In the event that any Qualified Replacement Contract is delivered by an Originator to the Trustee pursuant to Section 2.1, Section 3.1 or Section 3.2 of the Contract Purchase Agreement, such Originator shall be obligated to take the actions described in clause (a) of Part III of Exhibit D with respect to such Qualified Replacement Contract upon the discovery by any of the Originator, the Purchaser or the Depositor that any statement set forth in
Part II of Exhibit D is untrue on the date such Qualified Replacement Contract is conveyed to the Trustee such that the interests of the Certificateholders in the related Qualified Replacement Contract are materially and adversely affected; provided, however, that for the purposes of this subsection (b) the statements in Part II of Exhibit D referring to items "as of the Cut-off Date" or "as of the Closing Date" shall be deemed to refer to such items as of the applicable Replacement Cut-off Date and the date such a Qualified Replacement Contract is conveyed to the Trustee, as the case may be.